                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549


                                       FORM 8-K


                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


                                    July 23, 1996
                    ----------------------------------------------
                   Date of Report (Date of earliest event reported)

                             U.S. OFFICE PRODUCTS COMPANY
                  --------------------------------------------------
                 (Exact name of registrant specified in its charter)



        Delaware                      0-25372                   52-1906050
- --------------------------------------------------------------------------------
(State or other juris-              (Commission             (I.R.S. Employer
diction of incorporation)             File No.)             Identification No.)


1440 New York Avenue, N.W., Suite 310, Washington, D.C.                 20005
- --------------------------------------------------------------------------------
    (Address of principal executive offices)                          (Zip Code)


                                    (202) 628-9500
- --------------------------------------------------------------------------------
                 (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

    On July 22, 1996, U.S. Office Products Company (the "Company") and its wholly-owned subsidiary, Blue Star Group Limited ("Blue Star"), agreed to acquire all of the outstanding stock of Whitcoulls Group Limited, a New Zealand corporation ("Whitcoulls"), for $220 million in cash (the "Acquisition"). In connection with the Acquisition, the Company will repay $35 million of Whitcoulls' indebtedness on the closing date. The consideration to be paid in the Acquisition was determined pursuant to arm's-length negotiations and will be paid from the Company's cash on hand. The Company intends to continue the use of the assets of Whitcoulls in the businesses in which they currently operate. The closing of the Acquisition is subject to foreign investment approval in New Zealand.

    As of July 22, 1996, Whitcoulls operated nine principal subsidiaries that it has acquired during the past six years. Through its subsidiaries, Whitcoulls sells a broad array of office, educational and printing products and services to the commercial, retail and school supply markets in New Zealand. In addition, Whitcoulls operates numerous stationery and book stores (including franchised stores) in New Zealand and Australia.

FINANCIAL INFORMATION

    The following pro forma financial statements of the Company and financial statements of Whitcoulls are included herein:

(a)  Pro Forma Financial Statements of the Company

         Pro forma financial information as of
         April 30, 1996 and for the years ended April 30, 1996, 1995 and 1994 (unaudited).

(b)  Financial Statements of Whitcoulls

         Consolidated financial statements as of June 30, 1995, 1994 and 1993 and for the years then ended and for the six-month periods ended December 31, 1995 and 1994 (unaudited).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     23.1      Consent of Deloitte Touche Tohmatsu

                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       U.S. OFFICE PRODUCTS COMPANY


Dated: July 23, 1996                   By:  /s/ Mark D. Director
                                            ------------------------------
                                            Mark D. Director
                                            Executive Vice President, General
                                            Counsel and Assistant Secretary

                                 FINANCIAL STATEMENTS

                          U.S. OFFICE PRODUCTS COMPANY
                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The unaudited pro forma combined balance sheet gives effect to the Company's acquisitions of businesses acquired after the end of fiscal 1996 (the "Fiscal 1997 Completed Acquisitions"), the 42 acquisitions the Company considers probable to occur (the "Fiscal 1997 Pending Acquisitions") and the Fiscal 1997 Pending Acquisition of Whitcoulls Group Limited ("Whitcoulls") as if all such acquisitions had occurred as of the Company's most recent balance sheet date, April 30, 1996. The unaudited pro forma combined balance sheet also gives effect to the sales by the Company in May and June 1996 of 5-1/2% Convertible Subordinated Notes due 2003 (the "May Notes") in the principal amount of $230 million (the "May Notes Offering") as if such sales had been made on April 30, 1996.

    The pro forma combined statement of income for the year ended April 30, 1996 gives effect to (i) the acquisitions completed during fiscal 1996 in business combinations accounted for under the purchase method of accounting (the "Fiscal 1996 Purchased Companies") as if all such acquisitions had been made on May 1, 1995; (ii) the Fiscal 1997 Completed Acquisitions, the
Fiscal 1997 Pending Acquisitions and the Fiscal 1997 Pending Acquisition of Whitcoulls as if all such acquisitions had been made on May 1, 1995; (iii) the sales completed by the Company in August 1995 of 4,025,000 shares of Common Stock (the "Second Offering") as if such sales had been made on May 1, 1995; (iv) the sales by the Company in February and March 1996 (the "February Offerings") of 5,543,045 shares of Common Stock and 5-1/2% Convertible Subordinated Notes due 2001 (the "February Notes") in the principal amount of $143.75 million as if such sales had been made on May 1, 1995; and (v) the sales by the Company of the May Notes in the May Notes Offering as if such sales had been made on May 1, 1995.

    The historical financial statements of the Company give retroactive effect to the results of companies acquired by the Company in fiscal 1996 in business combinations accounted for under the pooling-of-interests method.

    The pro forma combined statement of income for the year ended April 30, 1996 includes (i) the audited financial information of the Company for the year ended April 30, 1996, (ii) the unaudited financial information of the businesses acquired during fiscal 1996 in business combinations accounted for under the purchase method of accounting (the "Fiscal 1996 Purchased Companies") for the period from May 1, 1995 to the consummation date and
(iii) the unaudited financial information of the Fiscal 1997 Completed Acquisitions, the Fiscal 1997 Pending Acquisitions and the Fiscal 1997 Pending Acquisition of Whitcoulls for the most recently completed fiscal year, except that unaudited financial information for the year ended
April 30, 1996 is included for each such acquisition, accounted for or to be accounted for under the purchase method where the entity's fiscal year end is not within 93 days of the Company's year end.

    The pro forma combined statement of income for the years ended April 30, 1995 and 1994 gives effect to the Fiscal 1997 Pending Acquisitions which will be accounted for under the pooling-of-interests method.

    The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein does not purport to represent the results the Company would have obtained had the transactions which are the subject of pro forma adjustments occurred at the beginning of the period, as assumed, or the future results of the Company. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Report and in other reports filed by the Company.

                          U.S. OFFICE PRODUCTS COMPANY
                        PRO-FORMA COMBINED BALANCE SHEET
                                 APRIL 30, 1996
                                    (000'S)
                                  (UNAUDITED)

                                                             ASSETS

                                                                                 FISCAL 1997
                                                         -----------------------------------------------------------
                                          U.S. OFFICE                                     PENDING
                                            PRODUCTS     CONSUMMATED      PENDING       ACQUISITION      PRO-FORMA
                                            COMPANY      ACQUISITIONS   ACQUISITIONS   OF WHITCOULLS    ADJUSTMENTS
                                          ------------   ------------   ------------   -------------   -------------
Current assets:
  Cash and cash equivalents.............  $   165,659    $    4,473      $   16,878     $    4,974      $ (273,265)(c)
                                                                                                          (109,830)(b)
  Accounts receivable...................      126,159        24,735          45,492         29,695           --
  Lease receivable .....................       24,807                                        --
  Inventory.............................       71,306        26,567          37,165         69,919           --
  Prepaid and other current assets......       18,463         4,479           7,390          --              --
                                          ------------   -----------    ------------   -------------   -------------
    Total current assets................      406,394        60,254         106,925        104,588        (383,095)
Property and equipment, net.............       50,529        11,172          30,237         56,016          16,214 (c)
Intangible assets, net..................      133,803         7,567           2,708         34,958         319,794 (c)
Lease Receivables.......................       47,005                                        --
Other assets............................       13,796         1,691           6,165          1,491          (6,575)(c)
                                          ------------   -----------    ------------   -------------   -------------
    Total assets........................  $   651,527    $   80,684      $  146,035     $  197,053      $  (53,662)
                                          ------------   -----------    ------------   -------------   -------------
                                          ------------   -----------    ------------   -------------   -------------

                                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Short-term debt.......................  $    86,260    $   22,150      $   20,707     $   14,459      $   33,817 (b)
  Accounts payable......................       63,763        15,042          32,364         42,399           --
  Accrued compensation..................       12,754         1,441           1,845          --              --
  Other accrued liabilities.............       13,758         7,085           7,337             73           --
                                          ------------   -----------    ------------   -------------   -------------
    Total current liabilities...........      176,535        45,718          62,253         56,931          33,817
Long-term debt..........................      157,303        16,537          11,505         43,026         (71,068)(b)

Notes payable to related parties........       --             2,321           1,610          --             (3,931)(b)
Deferred income taxes...................        6,148            23             186           (980)          --
Other long-term liabilities.............          109            22           1,096          1,815           --
                                          ------------   -----------    ------------   -------------   -------------
    Total liabilities...................      340,095        64,621          76,650        100,792         (41,182)
Minority Interest.......................        6,023        --              --                483          (6,023)(c)
Stockholders' equity                                                                                         6,684 (c)
  Common stock..........................           31         1,432           1,384          --             (2,805)(c)
  Additional paid-in capital............      279,306         4,604           2,425          --            152,713 (c)
  Cumulative Translation Adjustment.....          483        --              --              --              --
  Retained earnings.....................       25,589       (12,511)         20,843          --              --
Equity of Purchased Companies...........                     22,538          44,733         95,778        (163,049)(c)
                                          ------------   -----------    ------------   -------------   -------------
    Total stockholders' equity..........      305,409        16,063          69,385         95,778         (13,141)
                                          ------------   -----------    ------------   -------------   -------------
    Total liabilities and stockholders'
     equity.............................  $   651,527    $   80,684      $  146,035     $  197,053      $  (53,662)
                                          ------------   -----------    ------------   -------------   -------------
                                          ------------   -----------    ------------   -------------   -------------


                                           PRO-FORMA
                                          MAY OFFERING    PRO-FORMA
                                           ADJUSTMENTS     COMBINED
                                          ------------    ----------
Current assets:
  Cash and cash equivalents.............  $   222,600(a)  $   31,489

  Accounts receivable...................                     226,081
  Lease receivable .....................                      24,807
  Inventory ............................                     204,957
  Prepaid and other current assets......                      30,332
                                          ------------    ----------
    Total current assets................      222,600        517,666
Property and equipment, net.............                     164,168
Intangible assets, net..................                     498,830
Lease receivables.......................                      47,005
Other assets............................        7,400(a)      23,968
                                          ------------    ----------
    Total assets........................      230,000     $1,251,637
                                          ------------    ----------
                                          ------------    ----------

Current liabilities
  Short-term debt.......................                  $  177,393
  Accounts payable......................                     158,568
  Accrued compensation..................                      16,040
  Other accrued liabilities.............                      28,253
                                          ------------    ----------
    Total current liabilities...........                     375,254
Long-term debt..........................      230,000(a)     387,303

Notes payable to related parties........                       --
Deferred income taxes...................                       5,377
Other long-term liabilities.............                       3,042
                                          ------------    ----------
    Total liabilities...................      230,000        770,976
Minority Interest.......................                       7,167

Stockholders' equity
  Common stock..........................                          42
  Additional paid-in capital............                     439,048
  Cumulative Translation Adjustment.....                         483
  Retained earnings.....................                      33,921
Equity of Purchased Companies...........                       --
                                          ------------    ----------
    Total stockholders' equity..........        --           473,494
                                          ------------    ----------
    Total liabilities and stockholders'
     equity.............................  $   230,000     $1,251,637
                                          ------------    ----------
                                          ------------    ----------

                          U.S. OFFICE PRODUCTS COMPANY

                     PRO FORMA COMBINED STATEMENT OF INCOME

                        FOR THE YEAR ENDED APRIL 30, 1996
               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNT)
                                  (UNAUDITED)

                                                                                    FISCAL 1997
                                                                      --------------------------------------------
                                        U.S. OFFICE      1996                                          PENDING
                                         PRODUCTS      PURCHASED       COMPLETED       PENDING     ACQUISITION OF
                                          COMPANY      COMPANIES      ACQUISITIONS   ACQUISITIONS     WHITCOULLS
                                        -----------  ---------------  ------------   ------------  ---------------
Revenues..............................   $ 701,949      $ 307,954      $  295,122     $  430,141       $ 419,024
Cost of revenues......................     523,409        214,072         217,327        298,020         261,496
                                        -----------  ---------------  ------------   ------------     ----------
  Gross profit........................     178,540         93,882          77,795        132,121         157,528
Selling, general and administrative
 expenses.............................     152,796         84,070          71,000        113,325         125,150


Nonrecurring acquisition costs........       8,057          --              --             --
Nonrecurring restructuring costs......                      8,092           --             --
Discontinuation of printing division
 at subsidiary........................         682          --              --             --
                                        -----------  ---------------  ------------   ------------     ----------
  Operating income....................      17,005          1,720           6,795         18,796          32,378

Other (income) expense:
  Interest expense....................       6,476          2,761           5,398          2,073           6,893
  Interest income.....................      (3,097)         --               (118)          (258)           (194)
  Other...............................        (599)           (24)           (371)            26           --
Minority Interest in Subsidiary.......         671          --              --               202              69

                                        -----------  ---------------  ------------   ------------     ----------
Income (loss) before provision for
 income taxes.........................      13,554         (1,017)          1,886         16,753          25,610
Provision for income taxes............       4,814             45             343          3,778           8,683
                                        -----------  ---------------  ------------   ------------     ----------
Net income (loss).....................       8,740         (1,062)          1,543         12,975          16,927
                                        -----------  ---------------  ------------   ------------     ----------
                                        -----------  ---------------  ------------   ------------     ----------
Weighted average shares outstanding...
Net income per share..................


                                         PRO FORMA     PRO FORMA
                                        ADJUSTMENTS     COMBINED
                                        -----------   ------------
Revenues..............................                 $ 2,154,190
Cost of revenues......................                   1,514,324
                                        -----------   ------------
  Gross profit........................       --            639,866
Selling, general and administrative
 expenses.............................       8,630 (d)     543,570
                                            (8,869)(e)
                                            (2,532)(f)
Nonrecurring acquisition costs........      (8,057)(f)       --
Nonrecurring restructuring costs......                       8,092
Discontinuation of printing division
 at subsidiary........................                         682
                                        -----------   ------------
  Operating income....................      10,828          87,522

Other (income) expense:
  Interest expense....................       8,562 (g)      32,163
  Interest income.....................       2,750 (g)        (917)
  Other...............................                        (968)
Minority Interest in Subsidiary.......        (671)(h)       1,235
                                               964 (h)
                                        -----------   ------------
Income (loss) before provision for
 income taxes.........................        (777)         56,009
Provision for income taxes............       6,041 (i)      23,704
                                        -----------   ------------
Net income (loss).....................      (6,818)         32,305
                                        -----------   ------------
                                        -----------   ------------
Weighted average shares outstanding...                      40,633 (j)
Net income per share..................                 $      0.80
                                                      ------------
                                                      ------------

                          U.S. OFFICE PRODUCTS COMPANY
                     PRO-FORMA COMBINED STATEMENT OF INCOME
                       FOR THE YEAR ENDED APRIL 30, 1995
                                    (000'S)
                                  (UNAUDITED)

                                                                                PENDING
                                                                  U.S. OFFICE     1997      PRO-FORMA   PRO FORMA
                                                                   PRODUCTS     POOLINGS   ADJUSTMENTS   COMBINED
                                                                  -----------  ----------  -----------  ----------
Revenues........................................................   $ 355,821   $  173,756   $  --       $  529,577
Cost of revenues................................................     265,690      109,330                  375,020
                                                                  -----------  ----------  -----------  ----------
  Gross profit..................................................      90,131       64,426      --          154,557
Selling, general and administrative expenses....................      80,129       59,256                  139,385
                                                                  -----------  ----------  -----------  ----------
  Operating income..............................................      10,002        5,170      --           15,172
Other (income) expense:
  Interest expense..............................................       2,310          754                    3,064
  Interest income...............................................        (376)        (104)                    (480)
  Other.........................................................         162         (657)                    (495)
                                                                  -----------  ----------  -----------  ----------
Income before provision for income taxes........................       7,906        5,177      --           13,083
Provision for income taxes......................................       1,761           (1)      3,866(k)     5,626
                                                                  -----------  ----------  -----------  ----------
Net income......................................................   $   6,145   $    5,178   $  (3,866)  $    7,457
                                                                  -----------  ----------  -----------  ----------
                                                                  -----------  ----------  -----------  ----------

                          U.S. OFFICE PRODUCTS COMPANY
                     PRO-FORMA COMBINED STATEMENT OF INCOME
                       FOR THE YEAR ENDED APRIL 30, 1994
                                    (000'S)
                                  (UNAUDITED)

                                                                                PENDING
                                                                  U.S. OFFICE     1997      PRO-FORMA   PRO FORMA
                                                                   PRODUCTS     POOLINGS   ADJUSTMENTS   COMBINED
                                                                  -----------  ----------  -----------  ----------
Revenues........................................................   $ 267,774   $  160,459   $  --       $  428,233
Cost of revenues................................................     192,062      101,712                  293,774
                                                                  -----------  ----------  -----------  ----------
  Gross profit..................................................      75,712       58,747      --          134,459
Selling, general and administrative expenses....................      68,926       55,089                  124,015
                                                                  -----------  ----------  -----------  ----------
  Operating income..............................................       6,786        3,658      --           10,444
Other (income) expense:
  Interest expense..............................................       1,609          651                    2,260
  Interest income...............................................        (172)        (161)                    (333)
  Other.........................................................        (648)        (624)                  (1,272)
                                                                  -----------  ----------  -----------  ----------
Income before provision for income taxes........................       5,997        3,792      --            9,789
Provision for income taxes......................................       1,195          448       2,566(k)     4,209
                                                                  -----------  ----------  -----------  ----------
Net income......................................................   $   4,802   $    3,344   $  (2,566)  $    5,580
                                                                  -----------  ----------  -----------  ----------
                                                                  -----------  ----------  -----------  ----------

                          U.S. OFFICE PRODUCTS COMPANY
               NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

1.   UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

(a) Adjustment to reflect the proceeds from the sale of $230,000 of May Notes in the May Notes Offering, net of expenses and underwriters' discount.

(b) Adjustment to reflect the use of a portion of the proceeds from the issuance of Common Stock and the February Notes in the February
     Offerings, the proceeds from the May Notes in the May Notes Offering and incremental borrowings under the Company's line of credit to (i) repay short-term debt of $57,316, (ii) repay long-term debt of $139,716 which is assumed to be the amount of debt outstanding related to the Fiscal
     1997 Consumated Acquisitions, Fiscal 1997 Pending Acquisitions and the Fiscal 1997 Pending Acquisition of Whitcoulls and (iii) repay notes payable to officers and stockholders of $3,931.

(c) Adjustment to reflect purchase price adjustments associated with the Fiscal 1997 Completed Acquisitions, the Fiscal 1997 Pending Acquisitions and the Fiscal 1997 Pending Acquisition of Whitcoulls noted below. The portion of the consideration assigned to goodwill in transactions accounted for as purchases represents the excess of the cost over the fair value of the net assets acquired. The Company amortizes goodwill over a period of 40 years. The recoverability of the unamortized goodwill will be assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net book value.

                                                                             STOCK
                                                                    ------------------------
COMPANY                                   CONSIDERATION    CASH        SHARES       VALUE      GOODWILL
- ----------------------------------------  -------------  ---------  ------------  ----------  ----------
Fiscal 1997 Completed Acquisitions
  Significant ..........................   $    70,000   $  --         2,591,094  $   70,000  $
  Other ................................        60,675      26,984     1,313,028      33,691      28,251
                                          -------------  ---------  ------------  ----------  ----------
    Total...............................       130,675      26,984     3,904,122     103,691      28,251

Fiscal 1997 Pending Acquisitions
  Whitcoulls ...........................       220,000     220,000                               176,656
  Significant ..........................        80,000                 2,105,264      80,000
  Other ................................       188,840      26,281     4,703,801     162,559     114,887
                                          -------------  ---------  ------------  ----------  ----------
    Total ..............................       488,840     246,281     6,809,065     242,559     291,543
                                          -------------  ---------  ------------  ----------  ----------
Total ..................................   $   619,515   $ 273,265    10,713,187  $  346,250  $  319,794
                                          -------------  ---------  ------------  ----------  ----------
                                          -------------  ---------  ------------  ----------  ----------

     Adjustment includes the elimination of minority interest of $6,023 due to the acquisition of the remaining 49% of the outstanding common stock of the Company's 51% owned subsidiary, Blue Star Group Limited ("Blue Star") and the creation of minority interest of $6,684 related to the increase of the Company's ownership interest in Wang-New Zealand to 60%. Adjustment also includes the write-up of certain land and buildings to fair market value.

2.   UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS

(d) Adjustment to reflect the increase in amortization expense relating to the goodwill and increase in depreciation expense resulting from the write-up of certain fixed assets to fair market value recorded in purchase accounting related to the 1996 Purchased Companies, the Fiscal 1997 Completed Acquisitions, the Fiscal 1997 Pending Acquisitions and the Fiscal 1997 Pending Acquisition of Whitcoulls accounted for or to be accounted for under the purchase method of accounting. The goodwill is being amortized over an estimated life of 40 years.

                                                                     YEAR ENDED
                                                                      APRIL 30,
                                                                        1996
                                                                    -----------
     1996 Purchased Companies ....................................   $   1,570
     Fiscal 1997 Completed Acquisitions ..........................         495
     Fiscal 1997 Pending Acquisitions ............................       3,083
     Fiscal 1997 Pending Acquisition of Whitcoulls ...............       3,482
                                                                    -----------
                                                                     $   8,630
                                                                    -----------
                                                                    -----------

(e) Adjustment to reflect the reduction in executive compensation, as a result of the elimination of certain executive positions and the renegotiation of executive compensation arrangements.

                          U.S. OFFICE PRODUCTS COMPANY
          NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)
                    (DOLLARS AND SHARE AMOUNTS IN THOUSANDS)

(f) Adjustment to reflect the reduction of (i) nonrecurring acquisition costs related to pooling-of-interests business combinations of $8,057 and (ii) certain other restructuring charges from certain acquisitions.

(g) Adjustment to reflect an increase in interest expense resulting from the utilization of the proceeds from the sale of the February Notes issued in the February Offerings and the sale of the May Notes issued in the May Notes Offering to effect acquisitions and incremental interest expense related to debt assumed to be outstanding for certain acquisitions as if such debt had been outstanding for the entire year.
     In addition, the adjustment reflects an increase in interest expense as a result of amortization expense related to the debt issue costs over the term of the February Notes and May Notes. The increase is offset by a reduction of interest expense resulting from refinancing of existing debt of the Fiscal 1997 Completed Acquisitions, Fiscal 1997 Pending Acquisitions, and the Fiscal 1997 Pending Acquisition of Whitcoulls. Adjustment also reflects a decrease in interest income resulting from the utilization of a portion of the proceeds from the issuance of Commmon Stock and the February Notes in the February Offerings to effect certain transactions and refinance existing debt.

(h) Adjustment to reflect the elimination of the minority interest representing 49% of the net income of Blue Star and the creation of minority interest representing 40% of the net income of Wang-New Zealand.

(i) Adjustment to calculate the provision for income taxes on the combined pro forma results at an effective income tax rate of approximately 42%. The difference between the effective tax rate of 42% and the statutory tax rate of 35% relates primarily to state income taxes and non-deductible goodwill.

(j) The weighted average shares outstanding used to calculate pro forma earnings per share is 40,633, consisting of 30,868 shares of Common
     Stock outstanding for the year ended April 30, 1996, 478 Common Stock equivalents considered to be outstanding related to stock options for the year ended April 30, 1996, 3,904 shares issued for the Fiscal 1997 Completed Acquisitions, and 6,809 shares to be issued for the Fiscal 1997 Pending Acquisitions, less 1,426 shares of Common Stock related to the unused portion of the proceeds from the February Offerings for the period from the beginning of fiscal 1996 to the date of closing of the February Offerings.

(k) Adjustment to reflect the income taxes for certain acquisitions accounted for under the poolings-of-interests method which were taxed as subchapter S corporations as if these companies had been subject to taxation as C corporations. As a result of being subchapter
     S corporations, any tax liabilities prior to acquisition were the responsibility of the individual company stockholders.

                              FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                 CONSOLIDATED STATEMENT OF FINANCIAL PERFORMANCE
                                 (unaudited)
                              (Amounts in $NZ000)

                                                      FOR THE
                                                  SIX MONTHS ENDED            FOR THE
                                               -----------------------     YEAR ENDED
                                               31/12/95       31/12/94       30/06/95
                                                   $000           $000           $000
                                               --------       --------       --------
Revenue                                         310,584        318,217        603,455
                                               --------       --------       --------
Less:
Operating Expenses (Note 4)                     259,702        267,106        509,773
Depreciation of Fixed Assets                      6,370          5,903         12,021
Audit Fees                                          126            130            254
Rental and Lease Expenses                        17,521         15,155         33,268
Directors' Fees                                     n/a             15             31
Directors' Remuneration                             248            n/a            n/a
Goodwill Amortisation                             1,426          1,472          2,974
                                               --------       --------       --------
Earnings Before Interest and Taxation            25,191         28,436         45,134

Net Interest Expense                              5,749          5,169         11,293
                                               --------       --------       --------
Net Profit Before Taxation                       19,442         23,267         33,841
Provision for Taxation (Note 5)
  Current                                         7,128          8,856         15,380
  Deferred                                       (1,188)          (733)        (1,842)
                                               --------       --------       --------
                                                  5,940          8,123         13,538
                                               --------       --------       --------
 Less Minority Interests                             48             62            115
                                               --------       --------       --------
 Net Profit After Taxation                       13,454         15,082         20,188
                                               --------       --------       --------
                                               --------       --------       --------


                 CONSOLIDATED STATEMENT OF MOVEMENTS IN EQUITY
                                  (unaudited)
                              (Amounts in $NZ000)

                                                      FOR THE                 FOR THE
                                                  SIX MONTHS ENDED               YEAR
                                               -----------------------          ENDED
                                               31/12/95       31/12/94       30/06/95
                                                   $000           $000           $000
                                               --------       --------       --------
Equity at Start of Period                       148,100        140,411        140,411
Net Profit After Taxation                        13,454         15,082         20,188
Decrease in Revaluation Reserve                       -              -           (547)
Minority Interest Movement                           40             62             92
Currency Translation Difference                    (330)            84             56
Dividends Paid and Proposed                      (6,050)        (4,840)       (12,100)
                                               --------       --------       --------
Equity at End of Period (Note 6)                155,214        150,799        148,100
                                               --------       --------       --------
                                               --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
- -------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                                 (unaudited)
                              (Amounts in $NZ000)

                                                       AS AT
                                               -----------------------          AS AT
                                               3l/12/95       31/12/94       30/06/95
                                                   $000           $000           $000
                                               --------       --------       --------
ASSETS
CURRENT ASSETS
Cash at Bank and on Deposit                       5,208              -              -
Accounts Receivable                              46,234         48,284         48,783
Inventory                                       127,401        160,542        123,383
Tax Refund Due                                        -              -          1,275
                                               --------       --------       --------
                                                178,843        208,826        173,441

NON CURRENT ASSETS
Fixed Assets                                    105,203        117,191        111,005
Investments                                       2,320          2,591          2,519
Deferred Charges                                    152            428            247
Goodwill                                         51,265         54,139         52,158
                                               --------       --------       --------
                                                158,940        174,349        165,929
                                               --------       --------       --------
Total Assets                                    337,783        383,175        339,370
                                               --------       --------       --------
                                               --------       --------       --------
LIABILITIES
CURRENT LIABILITIES
Bank Overdraft                                        -          5,460         11,176
Creditors                                        88,031         99,769         70,655
Provision for Dividend                            6,050          4,840          7,260
Provision for Taxation                            1,048          5,413              -
Current Portion of Term Liabilities              21,219         21,547         21,134
                                               --------       --------       --------
                                                116,348        137,029        110,225

DEFERRED TAXATION                                (1,811)           120           (627)

TERM LIABILITIES
Loans                                            66,041         94,412         79,882
Finance Lease Liabilities                         1,991            815          1,790
                                               --------       --------       --------
                                                 68,032         95,227         81,672
                                               --------       --------       --------
TOTAL LIABILITIES                               182,569        232,376        191,270

EQUITY                                          155,214        150,799        148,100
                                               --------       --------       --------
TOTAL EQUITY AND LIABILITIES                    337,783        383,175        339,370
                                               --------       --------       --------
                                               --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
- -------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (unaudited)
                              (Amounts in $NZ000)

                                                      FOR THE                 FOR THE
                                                  SIX MONTHS ENDED               YEAR
                                               -----------------------          ENDED
                                               31/12/95       31/12/94       30/06/95
                                                   $000           $000           $000
                                               --------       --------       --------
CASH FLOWS FROM OPERATING ACTIVITIES
Cash was Provided From:
  Receipts From Customers                       313,708        318,339        600,969
  Interest Received                                 101             28            154
                                               --------       --------       --------
                                                313,809        318,367        601,123

Cash was Disbursed To:
  Payments to Employees and Suppliers           265,948        298,514        553,143
  Interest Paid                                   6,070          4,965         11,091
  Tax Paid                                        4,781          2,315         15,593
                                               --------       --------       --------
                                                276,799        305,794        579,827
                                               --------       --------       --------
Net Cash Flows From Operating Activities         37,010         12,573         21,296

Cash Flows From Investing Activities
Cash was Provided From:
  Disposal of Fixed Assets                        6,158            532          4,149
  Net Effect of Resolution of Angus & Robertson
  Bookworld dispute (Note 3)                      2,891              -              -
  Proceeds from Sale of Business                      -              -          2,466
                                               --------       --------       --------
                                                  9,049            532          6,615

Cash was Applied To:
  Purchase of Fixed Assets                        6,211         12,703         19,627
Payments Made for Acquisition of Business             -            197              -
                                               --------       --------       --------
                                                  6,211         12,900         19,627
                                               --------       --------       --------
Net Cash Flows from Investing Activities          2,838        (12,368)       (l3,012)

Cash Flows From Financing Activities
Cash was Provided From:
Loans Received                                   48,757          9,990         19,254
Finance leases Received                             990            709          2,081
                                               --------       --------       --------
                                                 49,747         10,699         21,335

Cash was Applied To:
loans repaid                                     64,757         10,145         29,855
Finance Leases Repaid                               704          1,149          1,731
Dividends Paid                                    7,260          4,840          9,680
                                               --------       --------       --------
                                                 72,721         16,134         41,266
                                               --------       --------       --------
Net Cash Flows From Financing Activities        (22,974)        (5,435)       (19,931)
                                               --------       --------       --------
Net Cash Received (Disbursed)
During the Period                                16,874         (5,230)       (11,647)
Cash at Beginning of Period                     (11,176)           197            197
Exchange Rate Adjustments                          (490)          (427)           274
                                               --------       --------       --------
Cash at End of Period                             5,208         (5,460)       (11,176)
                                               --------       --------       --------
                                               --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
- -------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
           RECONCILIATION OF CONSOLIDATED NET PROFIT AFTER TAXATION TO
                   NET CASH FLOWS FROM OPERATING ACTIVITIES
                                 (unaudited)
                              (Amounts in $NZ000)

                                                      FOR THE                 FOR THE
                                                  SIX MONTHS ENDED               YEAR
                                               -----------------------          ENDED
                                               31/12/95       31/12/94       30/06/95
                                                   $000           $000           $000
                                               --------       --------       --------
NET PROFIT AFTER TAXATION                        13,454         15,082         20,188

NON CASH ITEMS
  Depreciation                                    6,370          5,903         12,021
  Goodwill                                        1,426          1,472          2,974
  Minority Interests                                 48             62            115
                                               --------       --------       --------
                                                  7,844          7,437         15,110

MOVEMENTS IN WORKING CAPITAL

Current Liabilities: Increase/(Decrease)
  Creditors                                      16,187         15,449        (10,146)
  Provision for Taxation                          2,322          5,413           (958)
Current Assets: (Increase)/Decrease
  Accounts Receivable                                 6            123         (1,068)
  Inventory                                      (1,759)       (31,535)          (590)
  Deferred Charges                                   96            120            301
                                               --------       --------       --------
                                                 16,852        (10,430)       (12,461)

OTHER
(Gain)/Loss on Disposal of Fixed Assets              23             89           (443)
  (classed as investing activity)
Increase/(Decrease) in Deferred Tax              (1,163)           395         (1,098)
                                               --------       --------       --------
                                                 (1,140)           484         (1,541)
                                               --------       --------       --------
CASH FLOW FROM OPERATING ACTIVITIES              37,010         12,573         21,296
                                               --------       --------       --------
                                               --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
- -------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                                  (unaudited)
1. GENERAL
These unaudited accounts have been prepared using the same accounting policies as applied in the preparation of the published accounts for the year ended 30 June 1995.

2. SEGMENTAL INFORMATION
The Group operates in two industry sectors, the retailing of books and stationery and the manufacture and printing of paper-based products.

                                                       NEW ZEALAND                    AUSTRALIA                   CONSOLIDATED
                                                         $NZ000                        $NZ000                        $NZ000
                                                   1995           1994           1995           1994           1995           1994
BY GEOGRAPHIC SEGMENTS                             $000           $000           $000           $000           $000           $000

Revenue
Sales Outside the Group                         241,924        234,214         68,660         84,003        310,584        318,217
                                               --------       --------       --------       --------       --------       --------
                                               --------       --------       --------       --------       --------       --------
                                                                             A$60,345       A$69,563

Earnings before Interest, Tax
& Amortisation of Goodwill                       22,738         26,125          3,879          3,783         26,617         29,908
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------
                                                                              A$3,410        A$3,132
Amortisation of Goodwill                                                                                     (1,426)        (1,472)
                                                                                                           --------       --------
Earnings before Interest & Tax                                                                               25,191         28,436
                                                                                                           --------       --------
                                                                                                           --------       --------
Total Assets                                    281,047        310,172         56,736         73,003        337,783        383,175
                                               --------       --------       --------       --------       --------       --------
                                               --------       --------       --------       --------       --------       --------
                                                                             A$49,865       A$60,330

                                                          RETAIL                    MANUFACTURING                  CONSOLIDATED
                                                          $NZ000                        $NZ000                        $NZ000
                                                   1995           1994           1995           1994           1995           1994
BY ACTIVITY SEGMENT                                $000           $000           $000           $000           $000           $000

Revenue
Sales Outside the Group                         261,296        265,954         49,288         52,263        310,584        318,217
                                                                                                           --------       --------
                                                                                                           --------       --------
Sales to Group Companies                              -              -         18,355         18,567
                                               --------       --------       --------       --------
                                                261,296        265,954         67,643         70,830
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------

Earnings before Interest, Tax
& Amortisation of Goodwill                       18,680         21,156          7,937          8,752         26,617         29,908
                                               --------       --------       --------       --------
Amortisation of Goodwill                                                                                     (1,426)        (1,472)
                                                                                                           --------       --------
Earnings before Interest & Tax                                                                               25,191         28,436
                                                                                                           --------       --------
                                                                                                           --------       --------
Total Assets                                    258,352        296,481         79,431         86,694        337,783        383,175
                                               --------       --------       --------       --------       --------       --------
                                               --------       --------       --------       --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
- -------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)


3. ACQUISITION MATTERS OUTSTANDING
With respect to Croxley Collins Olympic, the position is as described in Note 19 of the Annual Report for the year ended 30 June 1995. The matter has been set down for hearing in the High Court in October 1996.

The Angus & Robertson Bookworld dispute is now settled, with the agreement in principle referred to in Notes 19 and 20 of the Annual Report for the year ended 30 June 1995 having been documented and executed.

4. ABNORMAL
Restructuring and relocation costs of NZ$1,022,000 were incurred by GP Print Limited during the six month period ended 31 December 1995 and are included in operating expenses.

5. TAXATION
No taxation expense has been charged for the six month period ended 31 December 1995 against the profit of Angus & Robertson Bookworld Pty Ltd in view of tax credits held. This has reduced the consolidated tax expense by NZ$1,058,000.

6. EQUITY
The Company has on issue 121,000,398 ordinary shares.

7. CONVERSION FROM NEW ZEALAND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (U.S. GAAP) EFFECTING SHAREHOLDERS' EQUITY AND REPORTED EARNINGS.

As indicated in Note 1, the financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) followed in New Zealand. Had these financial statements been prepared on the basis of generally accepted accounting principles in the United States (US GAAP), the material differences which affect earnings and shareholders' equity would be as follows:

1. New Zealand GAAP allows for the revaluation of fixed assets with a corresponding adjustment to capital reserves. Whitcoulls Group Limited have revalued land, buildings and a certain item of plant. This type of revaluation is not in accordance with U.S. GAAP and accordingly, US GAAP basis for fixed assets should be presented at their historical cost amounts. In this regard depreciation and gains or losses on disposal of fixed assets would be computed on the basis of the historical cost amounts and not upon the revalued amounts.

2. New Zealand GAAP allows for the recognition of dividend distributions on an accrual basis. Under US GAAP, dividends are only recognised if they are declared prior to the balance sheet date.

3. New Zealand GAAP allows the immediate recognition of gains arising from sale and leaseback transactions which meet certain criteria. U.S GAAP requires that these gains within specified limits be recognised over the term of the related Lease.

4. New Zealand GAAP requires that the earnings of foreign subsidiaries be recognised at the year end exchange rate. US GAAP requires that the earnings be recognised at a weighted average rate. This results in a reallocation of earnings between the income statement and the exchange translation reserve.

5. US GAAP requires a deferred tax liability to be recognised for differences between the assigned tax and book basis of assets in a purchase business combination.

A reconciliation of the key components of the financial statements between New Zealand GAAP and U.S. GAAP are as follows:

                                SHAREHOLDER    FIXED     INVESTMENTS   GOODWILL   DEFERRED     DEFERRED   PROVISION    NET PROFIT
                                EQUITY         ASSETS                             TAX          INCOME     FOR          AFTER TAX
                                                                                                          DIVIDEND

                                $NZ000         $NZ000    $NZ000        $NZ000     $NZ000       $NZ000      $NZ000       $NZ000

6 MONTHS ENDED 31 DECEMBER
1995
Reported under NZ GAAP         155,214        105,203        2,320      51,265     (1,811)                 6,050        13,454


1.  Adjustments related to
changes in accounting for
Fixed Assets                   (21,574)       (21,323)        (251)                                                        266

2. Adjustments related to
changes in accounting for
Dividends                        6,050                                                                    (6,050)

3. Adjustment related to
changes in accounting for
sale and leaseback
transactions                      (803)                                                         803                         41

5. Adjustment for differences
between assigned values and tax
basis on acquisitions             (70)                                     333        403                                  (10)


Restated under U.S GAAP        138,817         83,880        2,069      51,598     (1,408)      803           --        13,751



                                SHAREHOLDER    FIXED     INVESTMENTS   GOODWILL   DEFERRED     DEFERRED   PROVISION    NET PROFIT
                                EQUITY         ASSETS                             TAX          INCOME     FOR          AFTER TAX
                                                                                                          DIVIDEND

                                $NZ000         $NZ000    $NZ000        $NZ000     $NZ000       $NZ000      $NZ000       $NZ000

6 MONTHS ENDED 31 DECEMBER
1994
REPORTED UNDER NZ GAAP            150,799      117,191       2,591     54,139     120                      4,840       15,082


1. Adjustments related to
changes in accounting for
Fixed Assets                      (22,808)     (22,557)       (251)                                                       366

2. Adjustments related to
changes in accounting for
Dividends                           4,840                                                                 (4,840)

3. Adjustment related to
changes in accounting for sale
and leaseback transactions           (886)                                                     886                         41

5. Adjustment for differences
between assigned values and tax
basis on acquisitions                 (50)                                353     403                                     (10)

Restated under U.S GAAP           131,895       94,634       2,340     54,492     523          886         --          15,479


                          INDEPENDENT AUDITORS' REPORT

To the Directors of
Whitcoulls Group Limited
Auckland
New Zealand

We have audited the accompanying consolidated balance sheet of Whitcoulls Group Limited as of 30 June 1995 and 30 June 1994, and the related Profit and Loss Account, and Statement of Cash Flows for the years then ended (all expressed in New Zealand dollars). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in New Zealand and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Group at 30 June 1995 and 30 June 1994, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in New Zealand.

Accounting principles generally accepted in New Zealand vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net income for each of the two years in the period ended 30 June 1995 and the determination of stockholders' equity and financial position at 30 June 1995 and 30 June 1994 to the extent summarised in Note 22. Additional disclosures required under US GAAP are summarised in Note 22.


DELOITTE TOUCHE TOHMATSU
7 September 1995
Auckland, New Zealand

                                 FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

                               WHITCOULLS GROUP LIMITED
                               PROFIT AND LOSS ACCOUNT
                              FOR THE YEAR ENDED 30 JUNE


                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                 NOTE       $000        $000        $000       $000
                                                            ----        ----        ----       ----
REVENUE                                            2     603,455     526,832      12,089     13,959
                                                         -------     -------     -------    -------
LESS:
Operating Expenses                                       509,773     447,265         251        557
Depreciation of Fixed Assets                              12,021       9,321          23         19
Audit Fees                                                   254         230           -         18
Rental and Lease Expenses                                 33,268      25,561           -          -
Directors' Fees                                               31          28          21         19
Goodwill Amortization                                      2,974       2,164           8          -
                                                         -------     -------     -------    -------
EARNINGS BEFORE INTEREST AND TAXATION                     45,134      42,263      11,786     13,346
Net Interest Expense                               2      11,293       6,836        (943)      (288)
                                                         -------     -------     -------    -------
NET PROFIT BEFORE TAXATION                                33,841      35,427      12,729     13,634
Provision for Taxation                             3      13,538      11,291         250       (103)
Minority Interests                                           115          74           -          -
                                                         -------     -------     -------    -------
NET PROFIT AFTER TAXATION                                 20,188      24,062      12,479     13,737
Plus Retained Earnings Brought Forward                    59,401      42,628       9,021      3,754
Transfer from Reserves                            14          65       1,181           -          -
Dividends Paid and Proposed                        4     (12,100)     (8,470)    (12,100)    (8,470)
                                                         -------     -------     -------    -------
Retained Earnings Carried Forward                         67,554      59,401       9,400      9,021
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------


See accompanying notes to the financial statements.
- --------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
- --------------------------------------------------------------------------------

                               WHITCOULLS GROUP LIMITED
                                    BALANCE SHEET
                                    AS AT 30 JUNE
                                      ($NZ000's)

                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                 NOTE       $000        $000        $000       $000
                                                            ----        ----        ----       ----
ASSETS
CURRENT ASSETS
Cash at Bank and on Deposit                        5           -         197           -        578
Accounts Receivable                                6      48,783      48,526          32         90
Inventory                                          7     123,383     129,007           -          -
Income Tax Receivable                                      1,275         317         536        357
                                                         -------     -------     -------    -------
                                                         173,441     178,047         568      1,025
NON CURRENT ASSETS
Fixed Assets                                       8     111,005     111,012          42         51
Amount Due from Subsidiaries                                   -           -     162,833    112,832
Investments                                        9       2,519       2,471      68,365     68,383
Deferred Charges                                  10         247         548         247        440
Goodwill                                                  52,158      55,414         158          -
                                                         -------     -------     -------    -------
                                                         165,929     169,445     231,645    181,706
                                                         -------     -------     -------    -------
TOTAL ASSETS                                             339,370     347,492     232,213    182,731
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------
LIABILITIES
CURRENT LIABILITIES
Bank Overdraft                                     5      11,176           -       1,769          -
Accounts Payable                                          70,655      84,320       6,448      6,803
Provision for Dividend                             4       7,260       4,840       7,260      4,840
Current Portion of Term Liabilities           11, 12      21,134      21,754      20,000     20,298
                                                         -------     -------     -------    -------
                                                         110,225     110,914      35,477     31,941
DEFERRED TAXATION LIABILITY/(ASSET)                3        (627)         42          56        103
TERM LIABILITIES
Loans                                             11      79,882      95,007      46,981     59,354
Amounts Due to Subsidiaries                                    -           -      84,504     26,517
Finance Lease Liabilities                         12       1,790       1,118           -          -
                                                         -------     -------     -------    -------
                                                          81,672      96,125     131,485     85,871
                                                         -------     -------     -------    -------
TOTAL LIABILITIES                                        191,270     207,081     167,018    117,915
MINORITY INTERESTS                                           600         508           -          -
SHAREHOLDERS' FUNDS
Issued and Paid Up Capital                        13      12,100      12,100      12,100     12,100
Reserves                                          14      67,846      68,402      43,695     43,695
Retained Earnings                                         67,554      59,401       9,400      9,021
                                                         -------     -------     -------    -------
TOTAL SHAREHOLDERS' FUNDS                                147,500     139,903      65,195     64,816
                                                         -------     -------     -------    -------
TOTAL SHAREHOLDERS' FUNDS AND LIABILITIES                339,370     347,492     232,213    182,731
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------


See accompanying notes to the financial statements.
- --------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
- --------------------------------------------------------------------------------

                               WHITCOULLS GROUP LIMITED
                               STATEMENT OF CASH FLOWS
                              FOR THE YEAR ENDED 30 JUNE
                                      ($NZ000's)

                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                            $000        $000        $000       $000
                                                            ----        ----        ----       ----
CASH FLOWS FROM OPERATING ACTIVITIES
Cash was Provided From:
  Receipts From Customers                                600,969     532,202           -        184
  Interest Received                                          154         337          62        770
                                                         -------     -------      ------    -------
                                                         601,123     532,539          62        954
Cash was Disbursed To:
  Payments to Employees and Suppliers                    553,143     482,319          87        521
  Interest Paid                                           11,091       6,998       7,247      5,299
  Tax Paid                                                15,593      13,151         624        208
                                                         -------     -------      ------    -------
                                                         579,827     502,468       7,958      6,028
                                                         -------     -------      ------    -------
Net Cash Flows From Operating Activities                  21,296      30,071      (7,896)    (5,074)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash was Provided From:
  Disposal of Fixed Assets                                 4,149       2,491           -        645
  Proceeds from Sale of Businesses                         2,466           -           -          -
  Proceeds from Sale of Investment Properties                  -       1,700           -          -
                                                         -------     -------      ------    -------
                                                           6,615       4,191           -        645
Cash was Applied To:
  Purchase of Fixed Assets                                19,627       9,457          10         29
  Payments Made for Acquisition of Business                    -     134,773           -     94,256
                                                         -------     -------      ------    -------
                                                          19,627     144,230          10     94,285
                                                         -------     -------      ------    -------
Net Cash Flows from Investing Activities                 (13,012)   (140,039)        (10)   (93,640)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash was Provided From:
  Loans Received                                          19,254     126,012      14,000     90,359
  Advances from Subsidiaries                                   -           -      62,673     38,814
  Finance Leases Received                                  2,081       1,636           -          -
  Share Capital Paid Up                                        -      44,967           -     44,967
                                                         -------     -------      ------    -------
                                                          21,335     172,615      76,673    174,140
Cash was Applied To:
  Loans Repaid                                            29,855      68,676      26,672     69,286
  Advances to Subsidiaries                                     -           -      34,762          -
  Finance Leases Repaid                                    1,731       1,163           -          -
  Dividends Paid                                           9,680       5,748       9,680      5,748
                                                         -------     -------      ------    -------
                                                          41,266      75,587      71,114     75,034
Net Cash Flows From Financing Activities                 (19,931)     97,028       5,559     99,106
                                                         -------     -------      ------    -------
NET CASH RECEIVED (DISBURSED) DURING
  THE PERIOD                                             (11,647)    (12,940)     (2,347)       392
CASH AT BEGINNING OF PERIOD                                  197      13,137         578        186
Impact of Foreign Exchange                                   274           -           -          -
                                                         -------     -------      ------    -------
Cash at End of Period                                    (11,176)        197      (1,769)       578
                                                         -------     -------      ------    -------
                                                         -------     -------      ------    -------


See accompanying notes to the financial statements.

- --------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
- --------------------------------------------------------------------------------

                               WHITCOULLS GROUP LIMITED
                   RECONCILIATION OF NET CASH FLOWS FROM OPERATING
                       ACTIVITIES TO NET PROFIT AFTER TAXATION
                                      ($NZ000's)

                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                            $000        $000        $000       $000
                                                          ------      ------      ------     ------
NET PROFIT AFTER TAXATION                                 20,188      24,062      12,479     13,737
NON CASH ITEMS
  Depreciation                                            12,021       9,321          23         19
  Goodwill                                                 2,974       2,164           8          -
  Minority Interests                                         115          74           -          -
  Other Non-cash Expenses                                      -           -          14          1
                                                          ------      ------      ------    -------
                                                          15,110      11,559          45         20

MOVEMENTS IN WORKING CAPITAL
Current Liabilities: Increase/(Decrease)
  Accounts Payable                                       (10,146)       (455)       (355)       633
  Amounts Due to Subsidiaries                                  -           -      24,846          -
  Provision for Taxation                                    (958)     (2,327)       (179)      (357)
Current Assets: (Increase)/Decrease
  Accounts Receivable                                     (1,068)      5,560          58        623
  Income Tax Receivable                                        -        (317)          -          -
  Amounts Due from Subsidiaries                                -           -     (44,935)   (19,934)
  Inventory                                                 (590)     (7,675)          -          -
  Deferred Charges                                           301        (376)        192       (268)
                                                          ------      ------      ------    -------
                                                         (12,461)     (5,590)    (20,373)   (19,303)
OTHER
  (Gain)/Loss on Disposal of Assets                         (443)        173           -       (645)
    (classed as investing activity)
  Increase/(Decrease) in Deferred Tax                     (1,098)       (133)        (47)     1,117
                                                         -------      ------      ------    -------
                                                          (1,541)         40         (47)       472
                                                         -------      ------      ------    -------
Net Cash Flows From Operating Activities                  21,296      30,071      (7,896)    (5,074)
                                                         -------      ------      ------    -------
                                                         -------      ------      ------    -------




See accompanying  notes to the financial statements.

- --------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
- --------------------------------------------------------------------------------

                               WHITCOULLS GROUP LIMITED
                          NOTES TO THE FINANCIAL STATEMENTS

(1)  STATEMENT OF ACCOUNTING POLICIES

These financial statements are presented in accordance with the Companies Act 1955 and have been prepared in accordance with the Financial Reporting Act 1993. The Company's financial statements are for Whitcoulls Group Limited as a separate entity and the consolidated financial statements are for the Whitcoulls Group, which includes all its subsidiaries and associate entities as disclosed in note 17.


GENERAL ACCOUNTING POLICIES

The general accounting policies recognised as appropriate for the measurement and reporting of profit and the financial position on an historical cost basis are followed with the exception that certain land, buildings and plant are recorded at valuation.


PARTICULAR ACCOUNTING POLICIES

CONSOLIDATION

The consolidated financial statements include those of the parent company and its subsidiaries and incorporate the equity share of the earnings and net assets of associated companies. The purchase method of accounting has been used. All significant inter-company transactions are eliminated on consolidation.


INVENTORIES

Inventories are stated at the lower of net realisable value and cost, using either a first-in first-out or weighted average basis.
Work in progress is valued at the cost of materials and labour and includes fixed and variable overheads to the last completed stage of manufacture. Finished manufactured goods are valued at the lower of cost and net realisable value. Cost includes fixed and variable production overheads.


ACCOUNTS RECEIVABLE

Accounts receivable are stated at expected realisable value.


FIXED ASSETS

The cost of purchased fixed assets is the value of the consideration given to acquire the assets and the value of other directly attributable costs which have been incurred in bringing the assets to the location and condition necessary for their intended use.

Land and buildings are revalued annually by independent registered valuers on the basis of net current value. Changes in valuation are transferred directly to the Asset Revaluation Reserve. On the sale of an asset the balance in the Asset Revaluation Reserve pertaining to that asset is transferred to Retained Earnings. Where the sale value differs to the carrying value that difference is recognised through the Profit and Loss Account.

Fixed assets are depreciated on a straight line basis at rates which will write off the cost or valuation of those assets over their estimated useful lives.


- --------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
- --------------------------------------------------------------------------------


The following estimated useful lives have been applied:

Motor Vehicles                                                         5 years
Furniture and Fittings                                           5 to 10 years
Plant and Machinery                                              5 to 15 years
Office and EDP Equipment                                          3 to 5 years
Buildings                                                       30 to 80 years


LEASED ASSETS

Finance leases are capitalised to reflect the term borrowings incurred and the cost of the asset acquired. The finance cost portion of lease payments is expensed and the leased asset is depreciated on a straight line basis over the estimated useful life of the asset.


FOREIGN CURRENCIES

Foreign currency transactions are translated to New Zealand currency at the rate of exchange ruling at the date of those transactions. At balance date foreign monetary assets and liabilities are translated at the closing rate and exchange variations arising from these translations are included in the Profit and Loss Account.


The financial statements of independent foreign operations are translated at the closing rate. The exchange difference arising from the translation of the opening net investment at an exchange rate different from that at which it was previously reported is taken to the foreign currency translation reserve.



GOODWILL

Goodwill represents the excess of purchase consideration over the fair value of net tangible assets acquired at the time of acquisition of a business or a subsidiary. Goodwill is amortised using the straight line method over the period during which benefits are expected to be received. This period has been assessed to be 20 years.


TAXATION

Taxation accounted for in the Profit and Loss Account is the estimated total liability including both current and deferred taxation. In calculating the taxation payable full advantage is taken of all allowable taxation deductions. Deferred taxation is provided on the comprehensive basis using the liability method.


FINANCIAL INSTRUMENTS

The Group has certain financial instruments with off-balance sheet risk for the primary purpose of reducing its exposure to fluctuations in interest rates. While these financial instruments are subject to risk that market rates may change subsequent to acquisition, such changes would generally be offset by opposite effects on the items being hedged.
Interest rate swaps have been entered into to manage interest rate exposure. The differential to be paid or received is accrued as interest rates change and is recognised as a component of interest expense.



CHANGES IN ACCOUNTING POLICIES

There have been no changes in accounting policies.
All policies have been applied on a basis consistent with those used in the previous year.

- --------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
- --------------------------------------------------------------------------------


                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
(2) PROFIT AND LOSS ACCOUNT                                $NZ000      $NZ000      $NZ000     $NZ000
                                                            ----        ----        ----       ----
Included in the Profit and Loss account are:
  Interest Income                                           (154)       (337)     (8,605)    (5,819)
  Interest Expense on Finance Leases                         251         257           -          -
  Interest Expense on Term Loans                          10,994       6,916       7,466      5,427
  Other Interest Expense                                     202           -         196        104
                                                        --------    --------    --------   --------
  Net Interest Expense/(Income)                           11,293       6,836        (943)      (288)
  Sales                                                  603,451     526,575           -          -
  Dividend Income                                              -          58      12,000     13,214
  Share of Associates After Tax Profit                         4         199           -          -
  Gains/(Losses) on Sale of Fixed Assets                    (479)       (173)          -          -
  Gains/(Losses) on Sale of Business                         922           -           -          -


(3) TAXATION

Provision for Taxation
The current taxation charge is calculated as follows:
Net Profit Before Taxation                                33,841      35,427      12,729     13,634
Taxation at 33%                                           11,167      11,691       4,201      4,499
Adjusted for the effect of:
Permanent Differences                                        707        (400)     (3,951)    (4,602)
Timing Differences not Recognised                          1,664           -           -          -
                                                        --------    --------    --------   --------
Net Taxation Charge                                       13,538      11,291         250       (103)
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------
Accounted for as follows;
  Current                                                 15,380      11,424         297       (149)
  Deferred                                                (1,842)       (133)        (47)        46
                                                        --------    --------    --------   --------
                                                          13,538      11,291         250       (103)
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------
Deferred Taxation
Opening Balance (Asset)/Liability                             42         719         103     (1,014)
Charge to P&L                                             (1,842)       (133)        (47)        46
Adjustments:
  Transfers                                                1,173        (544)          -      1,071
                                                        --------    --------    --------   --------
Closing Balance (Asset)/Liability                           (627)         42          56        103
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------




Future income tax benefits of NZ$1,872,000 arising from tax losses and other timing differences in Angus & Robertson Bookworld Pty Limited have not been taken into account in accordance with Australian Accounting Standards Board 1020 and New Zealand Society of Accountants Statement of Standard Accounting Practice
12. The effect on this year's tax charge in the Profit and Loss Account is to increase the charge by NZ$1,664,000.

- --------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
- --------------------------------------------------------------------------------


                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                           $NZ000      $NZ000      $NZ000     $NZ000
                                                            ----        ----        ----       ----
IMPUTATION CREDIT ACCOUNT
Opening Balance                                           16,437       6,155       5,498      2.498
Income Tax Paid/(Refunded)                                15,384      13,151         477        141
Transfers                                                      -           -           -       (141)
Imputation Credits on Dividends Received                      35          26       5,910      5,895
Less: Credits Attributed to Dividends Paid                (4,768)     (2,895)     (4,768)    (2,895)
                                                        --------    --------    --------   --------
                                                          27,088      16,437       7,117      5,498
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------

(4) DIVIDENDS AND BONUS ISSUE
INTERIM DIVIDEND                                           4,840       3,630       4,840      3,630
  Interim dividend of 4 cents per share
  (1994: 3 cents per share)
FINAL DIVIDEND                                             7,260       4,840       7,260      4,840
  A proposed final dividend of 6 cents
  per share (1994: 4 cents per share)
                                                        --------    --------    --------   --------
                                                          12,100       8,470      12,100      8,470
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------


(5) SET-OFF OF ASSETS AND LIABILITIES

The Group has established a legal right of set-off with the Westpac Banking Corporation. Accordingly current accounts have been set-off against the bank overdrafts.

Bank Overdraft Prior to Set-Off                          (18,095)     (2,915)     (1,769)         -
Deposits on Hand                                           6,919       3,112           -        578
                                                        --------    --------    --------   --------

Bank Overdraft after Set-Off                             (11,176)        197      (1,769)       578
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------

(6) ACCOUNTS RECEIVABLE

Accounts Receivable are recorded net of a provision for doubtful debts.

Provision for Doubtful Debts                                 480         355           -          -
                                                        --------    --------    --------   --------



(7) INVENTORY

Finished Goods                                           110,491     118,112           -          -
Work in Progress                                           2,845       2,340           -          -
Raw Materials                                             10,047       8,555           -          -
                                                        --------    --------    --------   --------
                                                         123,383     129,007           -          -
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------


Certain inventories are subject to restrictions of title. ie. Romalpa clauses.

- --------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
- --------------------------------------------------------------------------------




                                       CONSOLIDATION                               COMPANY
                              COST         VALUATION  ACCUM       NET     COST      ACCUM        NET
                                                       DEPN      BOOK                DEPN       BOOK
                                                                VALUE                          VALUE
                            $NZ000          $NZ000   $NZ000    $NZ000    $NZ000      $NZ000   $NZ000
(8) FIXED ASSETS
30 JUNE 1995
Motor Vehicles                   697           -        232       465        -          -         -
Capitalised Leased
  Motor Vehicles               4,755           -      1,752     3,003        -          -         -
Plant & Machinery             36,110           -     12,413    23,697        -          -         -
Office Equipment/
  Furniture & Fittings        36,914           -     17,957    18,957      104         62        42
Leasehold Improvements         3,932           -      1,689     2,243        -          -         -
Buildings                          -      28,255          -    28,255        -          -         -
Land                               -      34,385          -    34,385        -          -         -
                              ------      ------     ------   -------    -----      -----     -----
                              82,408      62,640     34,043   111,005      104         62        42
                              ------      ------     ------   -------    -----      -----     -----
                              ------      ------     ------   -------    -----      -----     -----
30 JUNE 1994
Motor Vehicles                   622           -        148       474        -          -         -
Capitalised Leased
  Motor Vehicles               4,053           -      1,277     2,776        -          -         -
Plant & Machinery             32,772           -      8,791    23,981        -          -         -
Office Equipment/
  Furniture & Fittings        32,022           -     14,132    17,890       90         39        51
Leasehold Improvements         2,714           -      1,377     1,337        -          -         -
Buildings                          -      29,237          -    29,237        -          -         -
Land                               -      35,317          -    35,317        -          -         -
                              ------      ------     ------   -------    -----      -----     -----
                              72,183      64,554     25,725   111,012       90         39        51
                              ------      ------     ------   -------    -----      -----     -----
                              ------      ------     ------   -------    -----      -----     -----


Land and buildings are restated to valuation in accordance with valuation reports of registered independent valuers, with the exception of Croxley Stationery Limited's Avondale property which is valued at market value based on an unconditional agreement to sell this property in October 1995.
Valuations were prepared by Jones Lang Wootten Ltd (report dated 30 June 1995), Colliers Jardine New Zealand Limited (report dated 30 June 1995) and Lockwood & Associates Limited (report dated 30 June 1995). The telephone directory press is stated at valuation (recognised as deemed cost) as at 30 June 1991 less depreciation.



- --------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
- --------------------------------------------------------------------------------


                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                          $NZ000      $NZ000      $NZ000     $NZ000
                                                            ----        ----        ----       ----
(9) INVESTMENTS
Other Investments                                            116          76           5          5
Investment in Subsidiaries                                     -           -      68,360     68,378
Associate Companies
Shares at Cost                                             1,045       1,045           -          -
Share of
  -- Retained Profits                                        452         506           -          -
  -- Revaluations                                            252         252           -          -
Advances to Associates                                       654         592           -          -
                                                         -------     -------     -------    -------
                                                           2,403       2,395           -          -
                                                         -------     -------     -------    -------
                                                           2,519       2,471      68,365     68,383
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------


(10) DEFERRED CHARGES

Deferred charges include costs incurred on raising term loans. Such costs are capitalised and written off over the term of the loans.


(11) LOANS

Loans--Secured                                            99,882     115,305      66,981     79,652
Less: Included in Current Liabilities                     20,000      20,298      20,000     20,298
                                                         -------     -------     -------    -------
                                                          79,882      95,007      46,981     59,354
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------
Repayable as follows:
Between 1 and 2 years                                     79,882      20,298      46,981     20,298
Between 2 and 5 years                                          -      74,709           -     39,056
                                                         -------     -------     -------    -------
                                                          79,882      95,007      46,981     59,354
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------


The loans are secured by mortgages over all of the properties owned and by debentures over the assets and undertakings of the parent and its subsidiaries.

Interest rates charged during the year ranged from 6.93% to 10.2%.

- --------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
- --------------------------------------------------------------------------------

                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                          $NZ000      $NZ000      $NZ000     $NZ000
                                                            ----        ----        ----       ----
(12) FINANCE LEASE LIABILITIES

The consolidated future lease rental payments under finance leases are:

Not later than 1 year                                      1,388       1,669           -          -
1 - 2 years                                                1,060         816           -          -
2 - 5 years                                                  936         393           -          -
                                                         -------     -------     -------    -------
                                                           3,384       2,878           -          -
Less future interest expense                                 460         304           -          -
                                                         -------     -------     -------    -------
                                                           2,924       2,574           -          -
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------
Representing:
  Current Liability                                        1,134       1,456           -          -
  Term Liability                                           1,790       1,118           -          -
                                                         -------     -------     -------    -------
                                                           2,924       2,574           -          -
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------

(13) SHARE CAPITAL

Authorised Share Capital
500,000,000 (1994: 500,000,000) Ordinary
  Shares of NZ$0.10 (1994: NZ$0.10) Each                  50,000      50,000      50,000     50,000
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------

ISSUED AND FULLY PAID CAPITAL
121,000,398 (1994: 121,000,398) Ordinary
  Shares of NZ$0.10 (1994: NZ$0.10) Each                  12,100      12,100      12,100     12,100
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------

(14) RESERVES

SHARE PREMIUM RESERVE
  Opening Balance                                         43,695         240      43,695        240
  Movements                                                    -      43,455           -     43,455
                                                         -------     -------     -------    -------
  Closing Balance                                         43,695      43,695      43,695     43,695
ASSET REVALUATION RESERVE
  Opening Balance                                         24,597      10,653           -          -
  Revaluation                                               (548)     15,125           -          -
  Adjustment for Assets Sold                                 (65)     (1,181)          -          -
                                                         -------     -------     -------    -------
  Closing Balance                                         23,984      24,597           -          -
CURRENCY TRANSLATION RESERVE
  Opening Balance                                            110           -           -          -
  Movements                                                   57         110           -          -
                                                         -------     -------     -------    -------
  Closing Balance                                            167         110           -          -
                                                         -------     -------     -------    -------
TOTAL RESERVES                                            67,846      68,402      43,695     43,695
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------

- --------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
- --------------------------------------------------------------------------------

                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                          $NZ000      $NZ000      $NZ000     $NZ000
                                                            ----        ----        ----       ----
(15) OPERATING LEASE COMMITMENTS

Commitments under operating leases are due as follows:
  Not later than 1 year                                   31,272      30,878           -          -
  1-2 years                                               28,911      25,378           -          -
  2-5 years                                               44,607      33,125           -          -
  Over 5 years                                            13,701      16,477           -          -
                                                         -------     -------     -------    -------
                                                         118,491     105,858           -          -
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------
                                      NEW ZEALAND              AUSTRALIA                CONSOLIDATED
                                         1995          1994      1995         1994         1995          1994
BY GEOGRAPHIC SEGMENTS                 $NZ000        $NZ000    $NZ000       $NZ000       $NZ000        $NZ000
                                      -------       -------   -------       ------      -------       -------
(16)  SEGMENTAL REPORTING
REVENUE
  Sales Outside the Group             472,718       432,403   130,737       94,429      603,455       526,832
                                      -------       -------   -------       ------      -------       -------
                                      -------       -------   -------       ------      -------       -------
EARNINGS BEFORE INTEREST, TAX
AND AMORTISATION OF GOODWILL           48,271        43,973      (163)         454       48,108        44,427
                                      -------       -------   -------       ------
                                      -------       -------   -------       ------
Amortisation of Goodwill                                                                 (2,974)       (2,164)
                                                                                        -------       -------
EARNINGS BEFORE INTEREST AND TAX                                                         45,134        42,263
                                                                                        -------       -------
                                                                                        -------       -------
TOTAL ASSETS                          287,767       285,122    51,603       62,370      339,370       347,492
                                      -------       -------   -------       ------      -------       -------
                                      -------       -------   -------       ------      -------       -------
                                                RETAIL              MANUFACTURING              CONSOLIDATED
                                         1995          1994      1995         1994         1995          1994
BY ACTIVITY SEGMENT                    $NZ000        $NZ000    $NZ000       $NZ000       $NZ000        $NZ000
                                      -------       -------   -------      -------      -------       -------
REVENUE
  Sales Outside the Group             502,208       426,619   101,247      100,213      603,455       526,832
                                                                                        -------       -------
                                                                                        -------       -------
  Sales to Group Companies                  -             -    32,969       24,983
                                      -------       -------   -------      -------
                                      502,208       426,619   134,216      125,196
                                      -------       -------   -------      -------
                                      -------       -------   -------      -------

EARNINGS BEFORE INTEREST, TAX
AND AMORTISATION OF GOODWILL           31,409        30,374    16,699       14,053       48,108        44,427
                                      -------       -------   -------      -------
                                      -------       -------   -------      -------
Amortisation of Goodwill                                                                 (2,974)       (2,164)
                                                                                        -------       -------
EARNINGS BEFORE INTEREST AND TAX                                                         45,134        42,263
                                                                                        -------       -------
                                                                                        -------       -------
TOTAL ASSETS                          258,957       260,860    80,413       86,632      339,370       347,492
                                      -------       -------   -------      -------      -------       -------
                                      -------       -------   -------      -------      -------       -------

- --------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
- --------------------------------------------------------------------------------


(17) RELATED PARTIES

The ultimate parent company is Rank Commercial Limited. (This company is not consolidated in these Financial Statements.)

Significant subsidiaries consolidated at 30 June 1995 (and 30 June 1994) are:

                                           % OWNED        PRINCIPAL ACTIVITY
Whitcoulls Limited                          100          Book & Stationery Retailing
London Bookshops Limited                    100          Book & Stationery Retailing
Angus & Robertson Bookworld Pty Limited     100          Book & Stationery Retailing
GH Bennett & Company Limited                100          Tertiary & Professional Book Retailing
Croxley Stationery Limited                  100          Stationery Manufacturing & Wholesaling
Armidale Industries Limited                  65          Stationery Manufacturing
OTC Office Supplies Limited                 100          Commercial Stationery Retailing
Whitcoulls Office Products Limited          100          Commercial Stationery Retailing
Hollands Limited                            100          Commercial Stationery Retailing
School Supplies Limited                     100          Scholastic Stationery Retailing
GPO Holdings Limited                        100          Printing & Publishing
WGL Group Limited                           100          Holding Company
Whitcoulls Group Services Limited           100          Management Services

Significant Associate Companies equity accounted at 30 June 1995 are:

University Bookshop (Auckland) Limited      50           Tertiary Book Retailing
University Bookshop (Canterbury) Limited    50           Tertiary Book Retailing
University Book Shop (Otago) Limited        50           Tertiary Book Retailing

Whitcoulls Group Limited has entered into the following related party transactions with its subsidiaries.

                                                      COMPANY
                                                  1995       1994
                                                $NZ000     $NZ000

Interest Charged to Subsidiaries                 8,605      5,819

Management Fees from Subsidiaries                   89          -


The outstanding balances at year end are disclosed in the Balance Sheet, and financing cash flows are disclosed in the Statement of Cash Flows.




- --------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
- --------------------------------------------------------------------------------


(18)  FINANCIAL INSTRUMENTS

CURRENCY AND INTEREST RATE RISK

CURRENCY

Whitcoulls Group Limited has a 100% investment in a subsidiary company located in Australia--Angus & Robertson Bookworld Pty Limited. The purchase price of this investment was fully funded in Australian currency loans.

The Group has exposure to foreign exchange risk as a result of transactions denominated in foreign currencies in the normal course of trading. Where these exposures are considered significant, the Group's policy is to cover the transaction. No significant exposures existed at year end.


INTEREST RATE

The Group has long term borrowings which are used to fund on-going activities. These borrowings have interest rate maturity dates of 90 days. It is Group policy to manage its interest rate exposure in accordance with prudent commercial practice. The Group has entered into interest rate swaps to convert a portion of its interest rate exposure from floating to fixed. The notional principal amounts of interest rate contracts outstanding at balance date were as follows:

                                       CONSOLIDATED             COMPANY
                                     1995        1994        1995     1994
                                   $NZ000      $NZ000      $NZ000   $NZ000
                                    ------        ----      ------     ----
Interest Rate Swaps                 91,000          -       70,000        -



INTEREST RATE REPRICING

The Group has entered into interest rate swap agreements where a portion of the Group's floating rate debt has been effectively converted to fixed. These agreements mature approximately evenly over the period to October 1999. Interest rates range from 8.67% to 9.35%.

CREDIT RISK

In the normal course of business, the Group incurs credit risk from trade debtors and transactions with financial institutions. The Group has a credit policy to manage this exposure to credit risk. Credit risk in respect to debtors is limited due to the large number of customers included in the Group's customer base. The Group does not require collateral from debtors.

FAIR VALUES

As at balance date, the fair value of the interest swap agreements were approximately equal to their carrying value. This value was calculated based on the variance between the floating and fixed rates in effect at balance date.

The Directors are of the opinion that the fair value of the Group's remaining financial assets and liabilities approximate their carrying value.


- --------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
- --------------------------------------------------------------------------------


(19)  ACQUISITION MATTERS OUTSTANDING


CROXLEY COLLINS OLYMPIC

Croxley Collins Olympic was acquired on 29 November 1993.

The purchase price of the business was finalised at NZ$51.5 million which after a payment of NZ$46.0 million left a final balance due of NZ$5.5 million.

Upon taking over the business Whitcoulls Group Limited formed the opinion that certain breaches of the Sale and Purchase Agreement by the vendors had occured and retained the final payment pending resolution of these matters.

The vendor sued for summary judgement. Whitcoulls Group Limited counterclaimed for NZ$11.2 million for breach of contract.

The hearing took place in August 1994 and the High Court dismissed the summary judgement proceedings and found Whitcoulls Group Limited had an arguable case regarding the alleged breach of contract. The vendor appealed this decision to the Court of Appeal but withdrew this appeal prior to the hearing.

Pending resolution of this matter the final balance due to the vendor of NZ$5.5 million has been accrued as a liability in the balance sheet and is included in accounts payable. Legal costs have been expensed as incurred and no provision has been made for any interest liability.

ANGUS & ROBERTSON BOOKWORLD

Angus & Robertson Bookworld was acquired on 29 November 1993. The purchase price was provisionally assessed and paid, subject to the estimated retention of $8.7 million. The final purchase price was to be determined upon the provision by the vendor of an audited statement of net assets. This statement has not been received.

In May 1994 two of the vendors, Bibury Limited (formerly Brash Holdings Limited) and Brashs Pty Limited were placed into Administration.

At the date of issue of the 1994 Annual report, Whitcoulls Group Limited believed that the final purchase price would not exceed the amount paid to that date, with the difference relating primarily to the overvaluation of inventories in the provisional assessment of the purchase price.

Subsequently Whitcoulls Group Limited concluded that the business had been misrepresented and sued for damages.

An agreement in principle has been reached with the Administrator, subject to final legal documentation. No further monies were paid to, or are owing to, the Administrator in respect of this acquisition.

These accounts have been prepared incorporating the terms of the agreement reached.


(20)  CONTINGENT LIABILITIES/ASSETS

There were no contingent liabilities.

Angus and Robertson Bookworld Pty Ltd has been admitted as an unsecured creditor of Bibury Limited (formerly Brash Holdings Limited) (Subject to Deed of Company Arrangement) for A$7.5 million.

No monies will be received in respect of this proof of debt until the other unsecured creditors have received A$38 cents per dollar of admitted proof.


(21)  CAPITAL COMMITMENTS

There were no material capital commitments at year end. (1994:NIL)

- --------------------------------------------------------------------------------

(22)  CONVERSION FROM NEW ZEALAND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
      (GAAP) TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (U.S. GAAP) EFFECTING SHAREHOLDERS' EQUITY AND REPORTED EARNINGS.

As indicated in Note 1, the financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) followed in New Zealand. Had these financial statements been prepared on the basis of generally accepted accounting principles in the United States (US GAAP), the material differences which affect earnings and shareholders' equity would be as follows:

1. New Zealand GAAP allows for the revaluation of fixed assets with a corresponding adjustment to capital reserves. Whitcoulls Group Limited have revalued land, buildings and a certain item of plant. This type of revaluation is not in accordance with U.S. GAAP and accordingly, US GAAP basis for fixed assets should be presented at their historical cost amounts. In this regard depreciation and gains or losses on disposal of fixed assets would be computed on the basis of the historical cost amounts and not upon the revalued amounts.

2. New Zealand GAAP allows for the recognition of dividend distributions on an accrual basis. Under US GAAP, dividends are only recognised if they are declared prior to the balance sheet date.

3. New Zealand GAAP allows the immediate recognition of gains arising from sale and leaseback transactions which meet certain criteria. U.S GAAP requires that these gains within specified limits be recognised over the term of the related Lease.

4. New Zealand GAAP requires that the earnings of foreign subsidiaries be recognised at the year end exchange rate. US GAAP requires that the earnings be recognised at a weighted average rate. This results in a reallocation of earnings between the income statement and the exchange translation reserve.

5. US GAAP requires a deferred tax liability to be recognised for differences between the assigned tax and book basis of assets in a purchase business combination.

A reconciliation of the key components of the financial statements between New Zealand GAAP and U.S. GAAP are as follows:


                                SHAREHOLDER     FIXED      INVESTMENTS   GOODWILL    DEFERRED    DEFERRED    PROVISION   NET PROFIT
                                EQUITY          ASSETS                               TAX         INCOME      FOR         AFTER TAX
                                                                                                             DIVIDEND
AUDITED INFORMATION
                                $NZ000          $NZ000     $NZ000        $NZ000     $NZ000      $NZ000      $NZ000       $NZ000

YEAR ENDED  30 JUNE 1995
Reported under NZ GAAP            147,500       111,005       2,519       52,158      (627)                   7,260        20,188

1. Adjustments related to
changes in accounting for Fixed
Assets                            (21,837)      (21,586)       (251)                                                          789

2.  Adjustments related to
changes in accounting for
Dividends                           7,260                                                                    (7,260)

3.  Adjustments related to
changes in the accounting for
sale and lease back transactions     (844)                                                       844                           82

4. Adjustment related to using
weighted average exchange rate
rather than year end exchange
rate for earnings of foreign
subsidiary                                                                                                                    332

5. Adjustment for differences
between assigned values and tax
basis on acquisitions                 (60)                                   343       403                                    (20)

Restated under U.S GAAP           132,019        89,419       2,268       52,501      (224)      844          --           21,371

                                Shareholder    Fixed     Investments   Goodwill   Deferred     Deferred   Provision    Net Profit
                                Equity         Assets                             Tax          Income     for          After Tax
                                                                                                          Dividend
AUDITED INFORMATION
                                $NZ000         $NZ000    $NZ000        $NZ000     $NZ000       $NZ000      $NZ000       $NZ000


YEAR ENDED  30 JUNE 1994
Reported under NZ GAAP         139,903        111,012    2,471         55,414        42                    4,840         24,062

1. Adjustments related to
changes in accounting for
Fixed Assets                   (23,174)       (22,923)    (251)                                                           1,720

2. Adjustments related to
changes in  accounting for
Dividends                        4,840                                                                    (4,840)

3. Adjustment related to
changes in accounting for
sale and leaseback
transactions                      (927)                                                          927                         41

5. Adjustment for differences
between assigned values and tax
basis on acquisitions              (40)                                   363       403                                     (20)

Restated under U.S GAAP        120,602         88,089    2,220         55,777       445          927           -         25,803


ADDITIONAL DISCLOSURES REQUIRED UNDER US GAAP
YEARS ENDED 30 JUNE 1995 AND 1994

1.    NATURE OF BUSINESS

Whitcoulls Group Ltd operates nine main subsidiary companies.

Summarised below are the activities for each of the main subsidiaries:

Whitcoulls Ltd operates 74 stores throughout New Zealand, retailing books, paperbacks, magazines, commercial and household stationery, greeting cards, videos, and other complementary products.

London Bookshops Ltd operates 36 stores (nine of which are franchised) throughout New Zealand, retailing books, paperbacks, magazines, commercial and household stationery, greeting cards, videos, and other complementary products.

Angus & Robertson Bookworld Pty Ltd operates Australia's largest chain of bookshops, comprising 87 company owned and 81 franchised stores. Books are the core of the product range, with some stores also carrying magazines and a limited range of household stationery.

OTC Office Supplies Ltd is the largest commercial stationery retailer in New Zealand, operating four sales and distribution centres in Auckland, Hamilton, Wallington and Christchurch.

Whitcoulls Office Products Ltd is New Zealand's second largest commercial stationer, operating 17 retail and warehouse branches and includes a specialist retailer of computer consumables and related products.

Hollands Ltd is a retailer of stationery and office furniture to the Auckland market.

School Supplies Ltd operates 11 branches throughout New Zealand, supplying schools with a wide range of stationery, art supplies and text books.

Croxley Stationary Ltd is a manufacturer and wholesaler of stationery, including filing products, diaries, scholastic products, pads, envelopes, writing instruments and recycled laser cartridges. It manufactures approximately 70% of its product range at its four factories.

GP Print Ltd (formerly the Government Printing Office). It holds long term contracts to produce all New Zealand's telephone directories and to print and distribute Parliamentary legislation. It is also one of New Zealand's largest commercial printers.

2.    PROFIT AND LOSS STATEMENT

Operating expenses in the Profit and Loss Account comprise;


                                         1995           1994
                                       NZ$000         NZ$000
Cost of Product sold                  392,557        342,401
Selling, General, Administrative
and Other Expenses                    117,216        104,864
                                     -----------------------
Total Operating Expenses             $509,773       $447,265
                                     -----------------------



3.    STATEMENT OF CASH FLOWS

NZ GAAP includes bank overdraft as under the cash caption in the Statement of Cash Flows under US GAAP a bank overdraft is included as financing activities.

Effect on the Cash Flow Statement is to increase cash received from financing activities by NZ$11,176,000 in the 1995 year. There is no effect to respect of the 1994 or 1993 years.

The restated cash flow in summary form is as follows:

                                                            1995         1994
                                                          NZ$000       NZ$000
Net Cash flows from Operating Activities                  21,296       30,071

Cash Flows from Investing Activities                     (13,012)    (140,039)
Cash Flows from Financing Activities                      (8,755)      97,028
Net Cash (Disbursements) during period                      (471)     (12,940)
Cash at beginning of period                                  197       13,137
Impact of Foreign Exchange                                   274
                                                       ------------------------
Cash at end of Period                                        Nil           197
                                                       ------------------------


4.    IMPUTATION CREDIT BALANCE

Imputation credit disclosed in Note 3 relates to taxation credits available to be attached to dividend distributions to shareholders. These credits are lost on significant changes in shareholders.

5.    LOANS

The term position of loans disclosed in Note 11 comprise:

                         1995              1994
                       NZ$000            NZ$000
Repayable
1 & 2 years            79,882            20,298
2 & 3 years               --             74,709
                      --------------------------
                       79,882            95,007
                      --------------------------

6.    FINANCE LEASE LIABILITIES

Finance lease commitments disclosed in Note 12 comprises:

                         1995              1994
                       NZ$000            NZ$000
Repayable:
Current                 1,388             1,669
1 & 2 years             1,060               816
2 & 3 years               936               393
                      --------------------------
                        3,384             2,878
                      --------------------------
Less
Future interest           460               304
expenses
                      --------------------------
                        2,924             2,574
                      --------------------------

7.    EARNINGS PER SHARE

                             1995           1994
                              NZ$            NZ$
Earnings per share (cents)   17.7           22.7

8.    MATERIAL ACQUISITIONS

                            1995              1994
                           NZ$000            NZ$000
Net assets acquired             -          $140,290
                          --------------------------
Payments made per               -
Statement of Cash Flows                     134,773
Included in Creditors           -             5,517
                          --------------------------
                                -          $140,290
                          --------------------------

9.    LOANS

Included in loans (part of net liabilities of foreign subsidiaries) is Australian denominated debt of NZ$32.9 million for the year ended 30 June 1995, and NZ$35.6 million for the year ended 30 June 1994.

10.   NON-CASH FINANCING ACTIVITIES

New Zealand GAAP requires that bonus shares (stock dividends) are recorded at par value. US GAAP requires stock dividends involving issuance by the company of additional shares in ratios of less than 20% to 25% of the previously outstanding shares accounted for by the issuer to be transferred from retained earnings to share capital and share premium at a combined amount equal to the fair value of the additional shares issued.

On 11 December 1992 a one-for-ten bonus issue was made. The fair value was NZ$22,138,000, which under US GAAP would have been transferred from Related Earnings to Capital Reserves. Under NZ GAAP the par value of shares NZ$963,000 was transferred. This adjustment has no effect on total reported shareholders' equity.

11.   FOREIGN SUBSIDIARIES

Net liabilities of foreign subsidiaries which are denominated in Australian dollars amount to NZ$4,884,000 as at 30 June 1995 and NZ$1,248,000 as at 30 June 1994.

12.   UNUSED LETTERS OF CREDIT

                                1995            1994
                              NZ$000          NZ$000
Total as at 30 June              588           1,524

13.   OPERATING LEASE EXPENSE

Operating lease expense comprise:

                                1995            1994
                              NZ$000          NZ$000
Base                          35,339          27,004
Contingent                       450             395
Less sub-lease                (2,511)         (1,838)
                          ------------------------------
                             $33,268         $25,561
                          ------------------------------

14.   BUSINESS COMBINATION:

     PURCHASE METHOD
     In year ending 30 June 1994, the Company made 8 acquisitions accounted for under the purchase method for an aggregate purchase price which was initially the sum of NZ$140.3 million, but which was subsequently reduced to NZ$137.7 million as a result of adjustments to the purchase price of Angus & Robertson Bookworld. Payment for the acquisitions was financed entirely by cash, apart from NZ$5.5 million which is under dispute and still remains to be paid. The total assets related to these 8 acquisitions were NZ$182.0 million including goodwill of NZ$46.6 million. The results of these acquisitions have been included in the Company's results from their respective dates of acquisitions.

     The following presents the unaudited pro forma results of operations of the Company for the fiscal year ended 30 June 1994 as if the purchase acquisitions described above had been consummated as of the beginning of the financial year ended 30 June 1994. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, the cost of funding, adjustments in executive compensation and the inclusion of an income tax provision:

                                                   FOR THE
                                                    FISCAL
                                                  YEAR ENDED
                                                JUNE 30 1994
                                               ($NZ000, except
                                              per share amount)
     Revenues..............................        607,453
     Net income............................         18,288
     Net income per share..................    15.11 cents

The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of the financial year ending 30 June 1994 or the results which may occur in the future.

                         INDEPENDENT AUDITORS' REPORT

To the Directors of
Whitcoulls Group Limited
Auckland
New Zealand

We have audited the accompanying consolidated balance sheet of Whitcoulls Group Limited as of 30 June 1994 and 30 June 1993, and the related Profit and Loss Account, and Statement of Cash Flows for the years then ended (all expressed in New Zealand dollars). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in New Zealand and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Group at 30 June 1994 and 30 June 1993, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in New Zealand.

Accounting principles generally accepted in New Zealand vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net income for each of the two years in the period ended 30 June 1994 and the determination of stockholders' equity and financial position at 30 June 1994 and 30 June 1993 to the extent summarised in Note 22. Additional disclosures required under US GAAP are summarised in Note 22.


DELOITTE TOUCHE TOHMATSU
16 September 1994
Auckland, New Zealand

                              FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                      CONSOLIDATED PROFIT AND LOSS ACCOUNT
                           FOR THE YEAR ENDED 30 JUNE

                                                                  1994           1993
                                                   NOTE           $000           $000
                                                              --------       --------
Revenue                                               2        526,832        302,355
                                                              --------       --------
Less:
Operating Expenses                                             447,265        254,287
Depreciation of Fixed Assets                                     9,321          5,377
Audit Fees                                                         230            106
Rental and Lease Expenses                                       25,561         11,425
Directors' Fees                                                     28             11
Goodwill Amortisation                                            2,164            612
                                                              --------       --------
Total Expenses                                                 484,569        271,818
                                                              --------       --------

Earnings Before Interest and Taxation                           42,263         30,537
Net Interest Expense                                  2          6,836          4,172
                                                              --------       --------
Net Profit Before Taxation                                      35,427         26,365

Provision for Taxation                                3         11,291          7,852
Minority Interests                                                  74              -
                                                              --------       --------
Net Profit After Taxation                                       24,062         18,513

Retained Earnings Brought Forward                               42,628         27,683

Transfer from Reserves                               13          1,181            571

Dividends and Bonus Issue                             4         (8,470)        (4,139)
                                                              --------       --------
Retained Earnings Carried Forward                               59,401         42,628
                                                              --------       --------
                                                              --------       --------

See accompanying notes to the financial statements.

- -------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                           CONSOLIDATED BALANCE SHEET
                                  AS AT 30 JUNE

                                                                  1994           1993
                                                   NOTE           $000           $000
                                                              --------       --------
ASSETS
Current Assets
Cash at Bank and on Deposit                                        197         13,137
Accounts Receivable                                   5         48,526         30,621
Inventory                                             6        129,007         48,909
Tax Refund Due                                                     317              -
                                                              --------       --------
                                                               178,047         92,667

Non Current Assets
Fixed Assets                                          7        111,012         60,627
Investments                                           8          2,471          2,272
Deferred Charges                                      9            548            172
Goodwill                                                        55,414         11,020
                                                              --------       --------
                                                               169,445         74,091
                                                              --------       --------
Total Assets                                                   347,492        166,758
                                                              --------       --------
                                                              --------       --------
LIABILITIES
Current Liabilities
Creditors                                                       84,320         38,808
Provision for Dividend                                4          4,840          2,117
Provision for Taxation                                               -          2,327
Current Portion of Term Liabilities              10, 11         21,754         13,065
                                                              --------       --------
                                                               110,914         56,317

Deferred Taxation                                     3             42            719

Term Liabilities
Loans                                                10         95,007         44,325
Finance Lease Liabilities                            11          1,118          1,288
                                                              --------       --------
                                                                96,125         45,613
                                                              --------       --------
Total Liabilities                                              207,081        102,649
Minority Interests                                                 508              -

SHAREHOLDERS' FUNDS
Issued and Paid Up Capital                           12         12,100         10,588
Reserves                                             13         68,402         10,893
Retained Earnings                                               59,401         42,628
                                                              --------       --------
Total Shareholders' Funds                                      139,903         64,109
                                                              --------       --------
Total Shareholders' Funds and Liabilities                      347,492        166,758
                                                              --------       --------
                                                              --------       --------

See accompanying notes to the financial statements.

FINANCIAL STATEMENTS CONTINUED
- -------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                           FOR THE YEAR ENDED 30 JUNE

                                                  1994            1993
                                                   $000           $000
                                               --------       --------
Cash Flows from Operating Activities
Cash was Provided From:
  Receipts from Customers                       532,202        295,057
  Interest Received                                 337          1,011
  Dividends Received                                  -             27
                                               --------       --------
                                                532,539        296,095

Cash was Applied to:
  Payments to Employees and Suppliers           482,319        268,796
  Interest Paid                                   6,998          4,898
  Tax Paid                                       13,151          6,658
                                                502,468        280,352
                                               --------       --------
Net Cash Flows from Operating Activities         30,071         15,743

Cash Flows From Investing Activities
Cash was Provided From:
  Disposal of Fixed Assets                        2,491          6,231
  Proceeds from Sale of Investment Properties     1,700          2,750
                                               --------       --------
                                                  4,191          8,981

Cash was Applied to:
  Purchase of Fixed Assets                        9,457         17,880
  Payments Made for Acquisition of Business     134,773              -
                                               --------       --------
                                                144,230         17,880
                                               --------       --------
Net Cash Flows from Investing Activities       (140,039)        (8,899)

Cash Flows from Financing Activities
Cash was Provided From:
  Loans Received                                126,012          7,700
  Finance Leases Received                         1,636          2,746
  Rights Issue                                   44,967              -
                                               --------       --------
                                                172,615         10,446

Cash was Applied To:
  Loans Repaid                                   68,676         11,122
  Finance Leases Repaid                           1,163            856
  Dividends Paid                                  5,748          2,503
                                               --------       --------
                                                 75,587         14,481
Net Cash Flows from Financing Activities         97,028         (4,035)
                                               --------       --------
Net Cash Received (Disbursed) During the Year   (12,940)         2,809
                                               --------       --------
Cash at Beginning of Year                        13,137         10,328
                                               --------       --------
Cash at End of Year                                 197         13,137
                                               --------       --------
                                               --------       --------

See accompanying notes to the financial statements.

FINANCIAL STATEMENTS CONTINUED
- -------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
          RECONCILIATION OF CONSOLIDATED NET CASH FLOWS FROM OPERATING
                     ACTIVITIES TO NET PROFIT AFTER TAXATION

                                                   1994           1993
                                                   $000           $000
                                               --------       --------
Net Profit After Taxation                        24,062         18,513

Non Cash Items
  Depreciation                                    9,321          5,377
  Goodwill                                        2,164            612
  Minority Interests                                 74              -
  Other Non-cash Expenses                             -            143
                                               --------       --------
                                                 11,559          6,132

Movements in Working Capital
Current Liabilities: Increase/(Decrease)
  Creditors                                        (455)         3,571
  Provision for Taxation                         (2,327)           322
Current Assets: (Increase)/Decrease
  Accounts Receivable                             5,560         (7,180)
  Tax Refund Due                                   (317)             -
  Amount Due from Associates                          -           (132)
  Inventory                                      (7,675)        (6,183)
  Deferred Charges                                 (376)            57
                                               --------       --------
                                                 (5,590)        (9,545)

Other
  (Gain)/Loss on Disposal of Fixed Assets           173           (204)
    (classed as investing activity)
  Increase/(Decrease) in Deferred Taxation         (133)           847
                                               --------       --------
                                                     40            643
                                               --------       --------
Net Cash Flows From Operating Activities         30,071         15,743
                                               --------       --------
                                               --------       --------

See accompanying notes to the financial statements.

FINANCIAL STATEMENTS CONTINUED
- -------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                          PARENT COMPANY BALANCE SHEET
                                  AS AT 30 JUNE

                                                                  1994           1993
                                                   NOTE           $000           $000
                                                              --------       --------
ASSETS

Current Assets
Cash at Bank and on Deposit                                        578            186
Accounts Receivable                                   5             90            713
Due from Related Parties                             15         34,546          1,620
Tax Refund Due                                                     357              -
                                                              --------       --------
                                                                35,571          2,519

Non Current Assets
Due from Related Parties                             15         78,286         35,243
Future Income Tax Benefit                                            -          1,014
Fixed Assets                                          7             51             40
Investments in Subsidiaries                          15         68,383         48,027
Deferred Charges                                      9            440            172
                                                              --------       --------
                                                               147,160         84,496
                                                              --------       --------
Total Assets                                                   182,731         87,015
                                                              --------       --------
                                                              --------       --------
LIABILITIES
Current Liabilities
Creditors                                                        6,803            653
Provision for Dividend                                4          4,840          2,117
Due to Related Parties                               15              -          6,839
Current Portion of Term Liabilities                  10         20,298         10,253
                                                              --------       --------
                                                                31,941         19,862
Deferred Taxation                                                  103              -

Term Liabilities
Loans                                                10         59,354         40,325
Due to Related Parties                               15         26,517         12,247
                                                              --------       --------
                                                                85,871         52,572
                                                              --------       --------
Total Liabilities                                              117,915         72,434

SHAREHOLDERS' FUNDS
Issued and Paid Up Capital                           12         12,100         10,588
Reserves                                             13         43,695            240
Retained Earnings                                                9,021          3,753
                                                              --------       --------
Total Shareholders' Funds                                       64,816         14,581
                                                              --------       --------
Total Shareholders' Funds and Liabilities                      182,731         87,015
                                                              --------       --------
                                                              --------       --------

See accomanying notes to the financial statements.

FINANCIAL STATEMENTS CONTINUED
- -------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS


1 STATEMENT OF ACCOUNTING POLICIES

GENERAL ACCOUNTING POLICIES
The general accounting policies recognised as appropriate for the measurement and reporting of profit and the financial position on an historical cost basis are followed by the group with the exception that certain land, buildings and plant are recorded at valuation.

Accrual accounting is used to match expenses and revenues. Reliance is placed on the fact that the group is a going concern.

PARTICULAR ACCOUNTING POLICIES

CONSOLIDATION
The consolidated financial statements include those of the parent company and its subsidiaries and incorporate the equity share of the earnings and net assets of the associated companies. The purchase method of accounting has been used. All significant inter-company transactions are eliminated on consolidation.

INVENTORIES
Inventories are stated at the lower of net realisable value and cost, using either a first-in-first-out or weighted average basis.

Work in progress is valued at the cost of materials and labor and includes fixed and variable overheads to the last completed stage of manufacture.

Finished manufactured goods are valued at the lower of cost and net realisable value. Cost includes fixed and variable production overheads.

ACCOUNTS RECEIVABLE
Accounts receivable are stated at expected realisable value.

FIXED ASSETS
Fixed assets are depreciated on a straight-line basis at rates which will write-off the cost or valuation of those assets over their estimated useful lives.

The following lives have been estimated:

Motor Vehicles                                                           5 years
Furniture and Fittings                                             5 to 10 years
Plant and Machinery                                                5 to 15 years
Office and EDP Equipment                                            3 to 5 years
Buildings                                                         30 to 80 years

Land and buildings are revalued to net current value on an annual basis. The valuations are carried out by independent registered valuers.

Changes in valuations are transferred directly to the Asset Revaluation Reserve. On the sale of an asset the balance in the Asset Revaluation Reserve pertaining to that asset is transferred to Retained Earnings. Where the sale value differs to the carrying value that difference is recognised through the Profit and Loss Account.

FINANCIAL STATEMENTS CONTINUED
- -------------------------------------------------------------------------------

LEASED ASSETS
Finance leases are capitalised to reflect the term borrowings incurred and the cost of the asset acquired. The finance cost portion of lease payments is expensed and the leased asset is depreciated on a straight-line basis over the estimated useful life of the asset.

FOREIGN CURRENCIES
Foreign currency transactions are translated to New Zealand currency at the rate of exchange ruling at the date of those transactions. At balance date foreign monetary assets and liabilities are translated at the closing rate and exchange variations arising from these translations are included in the profit and loss account.

The financial statements of independent foreign operations are translated at the closing rate. The exchange difference arising from the translation of the opening net investment at an exchange rate different from that at which it was previously reported is taken to the foreign currency translation reserve.

TAXATION
Taxation accounted for in the Consolidated Profit and Loss Account is the estimated total liability including both current and deferred taxation. In calculating the taxation payable full advantage is taken of all allowable taxation deductions. Deferred taxation is provided on the comprehensive basis using the liability method.

GOODWILL
Goodwill represents the excess of purchase consideration and associated costs over the fair value of net tangible assets acquired at the time of acquisition of a business or a subsidiary. Goodwill is amortised using the straight-line method over the period during which benefits are expected to be received. This period has been assessed to be 20 years.

CHANGES IN ACCOUNTING POLICIES
There have been no changes in accounting policies.


2 PROFIT AND LOSS ACCOUNT

                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Included in the Consolidated Profit and Loss Account are:
  Interest Income                                                  337          1,052
  Interest Expense on Finance Leases                              (257)          (204)
  Other Interest Expense                                        (6,916)        (5,020)
                                                              --------       --------
  Net Interest Expense                                          (6,836)        (4,172)
                                                              --------       --------
  Gain (Loss) on Sale of Fixed Assets                             (173)           204
  Share of Associates' After Tax Profit                            199            132
The Parent's profit after taxation was $13,737,000
  (1993:$7,420,000).


3 TAXATION
                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Provision for Taxation
The current taxation charge is calculated as follows:
  Net Profit Before Taxation                                    35,427         26,365
  Permanent Differences                                         (1,212)        (2,573)
                                                              --------       --------
                                                                34,215         23,792
  Taxation at 33%                                               11,291          7,852
                                                              --------       --------
                                                              --------       --------
Accounted for as follows:
  Current                                                       11,424          7,005
  Deferred                                                        (133)           847
                                                              --------       --------
                                                                11,291          7,852
                                                              --------       --------
                                                              --------       --------
DEFERRED TAXATION
The balance comprises:
  Future Income Taxation Benefit                                (1,170)             -
  Deferred Taxation                                              1,212            719
                                                              --------       --------
                                                                    42            719
                                                              --------       --------
                                                              --------       --------

The future income taxation benefit relates to taxation losses and other timing differences arising in Angus and Robertson Bookworld which is based in the Australian taxation jurisdiction.


Imputation Credit Account
  Opening Balance                                                6,189             24
  Income Tax Paid                                               13,151          6,658
  Imputation Credits on Dividends Received                          26             28
  Less: Credits Attributed to Dividends Paid                    (2,895)          (521)
                                                              --------       --------
                                                                16,471          6,189
                                                              --------       --------
                                                              --------       --------

4 DIVIDENDS AND BONUS ISSUE
                                                             COMPANY AND CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Interim Dividend
  An interim dividend of 3 cents per share
     (1993: 1 cent per share)                                    3,630          1,059
Final Dividend
  A proposed final dividend of 4 cents per share
     (1993: 2 cents per share)                                   4,840          2,117
                                                              --------       --------
                                                                 8,470          3,176
Bonus Issue
  A bonus issue of fully paid ordinary shares in
   the ratio of 1 for 10                                             -            963
                                                              --------       --------
                                                                 8,470          4,139
                                                              --------       --------
                                                              --------       --------

FINANCIAL STATEMENTS CONTINUED
- -------------------------------------------------------------------------------
5 ACCOUNTS RECEIVABLE
Accounts Receivable are recorded net of a provision for doubtful debts. The consolidated provision for doubtful debts is $355,000 (1993:$278,000).

6 INVENTORY
An analysis of inventories is as follows:


                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Finished Goods                                                 118,112         43,335
Work in Progress                                                 2,340          1,342
Raw Materials                                                    8,555          4,232
                                                              --------       --------
                                                               129,007         48,909
                                                              --------       --------
                                                              --------       --------

7 FIXED ASSETS

                                          COMPANY                                                          CONSOLIDATED
                                    COST          ACCUM            NET           COST           VALN          ACCUM            NET
                                                   DEPN           BOOK                                         DEPN           BOOK
                                                                 VALUE                                                       VALUE
                                    $000           $000           $000           $000           $000           $000           $000
                                --------       --------       --------       --------       --------       --------       --------
30 JUNE 1994
Motor Vehicles                         -              -              -            350              -             91            259
Capitalised Leased
  Motor Vehicles                       -              -              -          4,053              -          1,277          2,776
Plant & Machinery                      -              -              -         54,089              -         17,758         36,331
Office Equipment                      90             39             51         10,248              -          4,735          5,513
Leasehold Improvements                 -              -              -          3,443              -          1,864          1,579
Buildings                              -              -              -              -         29,237              -         29,237
Land                                   -              -              -              -         35,317              -         35,317
                                --------       --------       --------       --------       --------       --------       --------
                                      90             39             51         72,183         64,554         25,725        111,012
                                --------       --------       --------       --------       --------       --------       --------
                                --------       --------       --------       --------       --------       --------       --------

30 JUNE 1993
Motor Vehicles                         -              -              -            117              -             78             39
Capitalised Leased
  Motor Vehicles                       -              -              -          2,250              -            476          1,774
Plant & Machinery                      -              -              -         24,373          3,673         14,236         13,810
Office Equipment                      61             21             40          5,042              -          3,077          1,965
Leasehold Improvements                 -              -              -          4,035              -          1,996          2,039
Buildings                              -              -              -              -         17,255              -         17,255
Land                                   -              -              -              -         23,745              -         23,745
                                --------       --------       --------       --------       --------       --------       --------
                                      61             21             40         35,817         44,673         19,863         60,627
                                --------       --------       --------       --------       --------       --------       --------
                                --------       --------       --------       --------       --------       --------       --------

Land and buildings are restated to valuation at 30 June 1994 in accordance with valuation reports of registered independent valuers at that date. The valuers used were Jones Lang Wootten, Colliers Jardine and Lockwood and Associates. The telephone directory press is stated at valuation (recognized as deemed cost) as at 30 June 1991 less depreciation.

FINANCIAL STATEMENTS CONTINUED
- -------------------------------------------------------------------------------

8 INVESTMENTS


                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Other Investments                                                   76             76
Associate Companies
  Shares at Cost                                                 1,045          1,045
  Share of:
  --Retained Profits                                               506            307
  --Revaluations                                                   252            252
  Advances to Associates                                           592            592
                                                              --------       --------
                                                                 2,395          2,196
                                                              --------       --------
                                                                 2,471          2,272
                                                              --------       --------
                                                              --------       --------


9 DEFERRED CHARGES

Deferred charges include costs incurred on raising term loans. Such costs are capitalised and written off over the term of the loans.


10 LOANS


                                                         COMPANY                     CONSOLIDATED
                                                   1994           1993           1994           1993
                                                   $000           $000           $000           $000
                                               --------       --------       --------       --------
Loans--Secured                                   79,652         50,578        115,305         56,578
Less: Included in Current Liabilities            20,298         10,253         20,298         12,253
                                               --------       --------       --------       --------
                                                 59,354         40,325         95,007         44,325
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------
Repayable as follows:
  Between 1 and 2 years                          20,298         10,253         20,298         12,253
  Between 2 and 5 years                          39,056         30,072         74,709         32,072
                                               --------       --------       --------       --------
                                                 59,354         40,325         95,007         44,325
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------

The loans are secured by mortgages over all properties owned and by debentures over the assets and undertakings of the parent and its subsidiaries.

Interest rates charged during the year ranged from 5.15% to 9.02%.

FINANCIAL STATEMENTS CONTINUED
- -------------------------------------------------------------------------------

11 FINANCE LEASE LIABILITIES

                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
The consolidated future lease rental payments
  under finance leases are:
  Not later than 1 year                                          1,669          1,000
  1-2 years                                                        816            891
  2 -5 years                                                       393            549
                                                              --------       --------
                                                                 2,878          2,440

Less future interest expense                                       304            340
                                                              --------       --------
                                                                 2,574          2,100
                                                              --------       --------
                                                              --------       --------
Representing: Current Liability                                  1,456            812
Term Liability                                                   1,118          1,288
                                                              --------       --------
                                                                 2,574          2,100
                                                              --------       --------
                                                              --------       --------

12 SHARE CAPITAL
                                                             COMPANY AND CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------

Authorized Share Capital
500,000,000 (1993:500,000,000) Ordinary Shares of
$0.10 (1993:$0.10) Each                                         50,000         50,000
                                                              --------       --------
                                                              --------       --------
Issued and Fully Paid Shares
121,000,398 (1993:105,876,210) Ordinary Shares                  12,100         10,588
                                                              --------       --------
                                                              --------       --------

A one for seven renounceable cash issue of ordinary shares of 10 cents each at a price of $3.00 per share was effective on 31 December 1993.

13 RESERVES

                                                         COMPANY                     CONSOLIDATED
                                                   1994           1993           1994           1993
                                                   $000           $000           $000           $000
                                               --------       --------       --------       --------
Share Premium Reserve
  Opening Balance                                   240            240            240            240
  Movements                                      43,455              -         43,455              -
                                               --------       --------       --------       --------
  Closing Balance                                43,695            240         43,695            240

Asset Revaluation Reserve
  Opening Balance                                     -              -         10,653          9,485
  Revaluation                                         -              -         15,125          1,739
  Adjustment for Assets Sold                          -              -         (1,181)          (571)
                                               --------       --------       --------       --------
  Closing Balance                                     -              -         24,597         10,653

Currency Translation Reserve
  Opening Balance                                     -              -              -              -
  Movements                                           -              -            110              -
                                               --------       --------       --------       --------
  Closing Balance                                     -              -            110              -
                                               --------       --------       --------       --------
Total Reserves                                   43,695            240         68,402         10,893
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
- --------------------------------------------------------------------------------

The Adjustment for Assets sold of $1,181,000 (1993 $571,000) relates to the sale of a non core property and represents the realisation of the revaluation amount above original cost. This has been transferred to retained earnings.

14 SEGMENT INFORMATION
The Group operates predominantly in the industry of printing and supplying paper-based products. Operations are carried out in two geographical segments-- New Zealand and Australia.


                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Revenue
  New Zealand                                                  432,403        302,355
  Australia                                                     94,429              -
                                                              --------       --------
                                                               526,832        302,355
                                                              --------       --------
                                                              --------       --------

Earnings Before Interest, Taxation and Amortization
of Goodwill
  New Zealand                                                   43,973         31,149
  Australia                                                        454              -
                                                              --------       --------
                                                                44,427         31,149
                                                              --------       --------
                                                              --------       --------

Total Assets
  New Zealand                                                  285,122        166,758
  Australia                                                     62,370              -
                                                              --------       --------
                                                               347,492        166,758
                                                              --------       --------
                                                              --------       --------


15 RELATED PARTIES
Related party transactions are limited to those companies which are included within the consolidation.

Significant subsidiaries consolidated at 30 June 1994 are:

                                                % OWNED          PRINCIPAL ACTIVITY
Whitcoulls Limited                                100            Book & Stationery Retailing
London Bookshops Limited                          100            Book & Stationery Retailing
Angus & Robertson Bookworld Pty Limited           100            Book & Stationery Retailing
G H Bennett & Company Limited                     100            Tertiary & Professional Book
                                                                 Retailing
Croxley Stationery Limited                        100            Stationery Manufacturing &
                                                                 Wholesaling
Armidale Industries Limited                        65            Stationery Manufacturing
OTC Office Supplies Limited                       100            Commercial Stationery Retailing
Whitcoulls Office Products Limited                100            Commercial Stationery Retailing
Hollands Limited                                  100            Commercial Stationery Retailing
School Supplies Limited                           100            Scholastic Stationery Retailing
GPO Holdings Limited                              100            Printing & Publishing
WGL Group Limited                                 100            Holding Company
Whitcoulls Group Services Limited                 100            Management Services

FINANCIAL STATEMENTS CONTINUED
- --------------------------------------------------------------------------------


Significant Associate Companies equity accounted at 30 June 1994 are:
                                               % OWNED           PRINCIPAL ACTIVITY
University Bookshop (Auckland) Limited            50             Tertiary Book Retailing
University Bookshop (Canterbury) Limited          50             Tertiary Book Retailing
University Book Shop (Otago) Limited              50             Tertiary Book Retailing

16 MATERIAL ACQUISITIONS
During the year the Group acquired the following businesses and subsidiaries:


BUSINESS/COMPANY NAME                   ACQUISITION DATE
Wiljef Stationery                       1 July 1993
Inca Products                           1 July 1993
Microtronix Computer Supplies           1 July 1993
Bob Atley                               1 October 1993
London Bookshops Limited                1 October 1993
Hollands                                1 November 1993
AllenBank Office Products               1 November 1993
Croxley Collins Olympic                 29 November 1993
Armidale Industries Limited             29 November 1993
Angus & Robertson Bookworld             29 November 1993
Philip King Booksellers                 1 December 1993

These acquisitions contributed $5,127,000 of net profit before tax and intra-group profit elimination.

Assets and liabilities acquired at acquisition date were as follows:

                                        $000
Current Assets                       100,039
Fixed Assets                          35,369
Goodwill                              46,558
                                     -------
Total Assets                         181,966
Current Liabilities                  (41,676)
                                     -------
Net Assets                           140,290
                                     -------
                                     -------

17 ACQUISITION MATTERS OUTSTANDING

CROXLEY COLLINS OLYMPIC
Croxley Collins Olympic was acquired on 29 November 1993.

The purchase price of the business was finalised at $51.5 million which after a payment of $46.0 million left a final balance due of $5.5 million.

Upon taking over the business Whitcoulls Group Limited formed the opinion that certain breaches of the Sale and Purchase Agreement by the vendors had occurred and retained the final payment pending resolution of these matters.

The vendor sued for summary judgement. Whitcoulls Group Limited counterclaimed for $11.2 million for breach of contract.

The hearing took place in August 1994 and the High Court dismissed the summary judgement proceedings and found Whitcoulls Group Limited had an arguable case regarding the alleged breach of contract. The court established procedures for the conduct of a full hearing.

FINANCIAL STATEMENTS CONTINUED
- --------------------------------------------------------------------------------


Pending resolution of this matter the final balance due to the vendor of $5.5 million has been accrued as a liability in the balance sheet and is included in the creditors.

ANGUS & ROBERTSON BOOKWORLD
Angus & Robertson Bookworld was acquired on 29 November 1993. The purchase price was provisionally assessed and paid, subject to the estimated retention of $8.7 million. The final purchase price is to be determined upon the provision by the vendor of an audited statement of net assets. This statement has not yet been received.

Whitcoulls Group Limited believes that the final purchase price will not exceed the amount paid to date with the difference relating primarily to the overvaluation of inventories in the provisional assessment of the purchase price. The inventories to which the overvaluation applies were held "in quarantine" at 30 June 1994. An independent person is to be appointed to value such inventories in accordance with the Sale and Purchase Agreement.

Should the independent assessment of inventories result in the net assets being reduced by less than $8.7 million there will be a further liability to recognize which will be offset by a corresponding increase in the net realisable value of inventories held.

Should the independent assessment of inventories result in the net assets being reduced by more than $8.7 million, Whitcoulls Group Limited would become an unsecured creditor of Brash Pty Limited (in Administration) and some loss would result.

Pending resolution of this matter, no amount is included as owing to the vendor. The Directors believe that the ultimate outcome will not have a material effect on these financial statements.


18 FINANCIAL INSTRUMENT DISCLOSURE
The nature of activities and management policies with respect to financial instruments are:

CREDIT
In the normal course of business the company incurs credit risk from debtors and financial institutions. The company has a credit policy to manage this exposure to credit risk. Credit risk in respect to debtors is limited due to the large number of customers included in the Group's customer base. The company does not require any collateral from debtors.

FAIR VALUES
The Directors are of the opinion that the fair value of the company's financial assets and liabilities approximate their carrying value stated in the accounts.

FOREIGN EXCHANGE
Investment Risk
Whitcoulls Group Limited has a 100% investment in a subsidiary company located in Australia--Angus & Robertson Bookworld Pty Limited. The purchase price of this investment was funded fully in Australian currency loans and therefore is fully hedged.

FINANCIAL STATEMENTS CONTINUED
- -------------------------------------------------------------------------------


TRADING RISK
The company undertakes transactions denominated in foreign currencies from time to time and these activities result in foreign currency exposures. It is the company's policy to hedge significant foreign currency exposures as they arise. The company uses forward exchange contracts to manage these exposures.

INTEREST RATE
The company monitors its interest rate exposure on a continual basis. At balance date the interest rate maturity profile of debt was less than three months.

19 OPERATING LEASE COMMITMENTS


                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Commitments under operating leases are due as follows:
  Not later than 1 year                                         30,878          9,770
  1-2 years                                                     25,378          8,538
  2 -5 years                                                    33,125         19,338
  Over 5 years                                                  16,477          6,861
                                                              --------       --------
                                                               105,858         44,507
                                                              --------       --------
                                                              --------       --------


20 CONTINGENT LIABILITIES
There were no contingent liabilities other than those referred to in relation to Angus & Robertson Bookworld (Note 17). (1993:nil).

21 CAPITAL COMMITMENTS
There were no material capital commitments at year end. (1993: $16 million).

22  CONVERSION FROM NEW ZEALAND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
    (GAAP) TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (U.S. GAAP) EFFECTING SHAREHOLDERS' EQUITY AND REPORTED EARNINGS.

As indicated in Note 1, the financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) followed in New Zealand. Had these financial statements been prepared on the basis of generally accepted accounting principles in the United States (US GAAP), the material differences which affect earnings and shareholders' equity would be as follows:

1. New Zealand GAAP allows for the revaluation of fixed assets with a corresponding adjustment to capital reserves. Whitcoulls Group Limited have revalued land, buildings and a certain item of plant. This type of revaluation is not in accordance with U.S. GAAP and accordingly, US GAAP basis for fixed assets should be presented at their historical cost amounts. In this regard depreciation and gains or losses on disposal of fixed assets would be computed on the basis of the historical cost amounts and not upon the revalued amounts.

2. New Zealand GAAP allows for the recognition of dividend distributions on an accrual basis. Under US GAAP, dividends are only recognised if they are declared prior to the balance sheet date.

3. New Zealand GAAP allows the immediate recognition of gains arising from sale and leaseback transactions which meet certain criteria. U.S GAAP requires that these gains within specified limits be recognised over the term of the related Lease.

4. New Zealand GAAP requires that the earnings of foreign subsidiaries be recognised at the year end exchange rate. US GAAP requires that the earnings be recognised at a weighted average rate. This results in a reallocation of earnings between the income statement and the exchange translation reserve.

5. US GAAP requires a deferred tax liability to be recognised for differences between the assigned tax and book basis of assets in a purchase business combination.

A reconciliation of the key components of the financial statements between New Zealand GAAP and U.S. GAAP are as follows:

                                Shareholder    Fixed     Investments   Goodwill   Deferred     Deferred   Provision    Net Profit
                                Equity         Assets                             Tax          Income     for          After Tax
                                                                                                          Dividend
AUDITED INFORMATION
                                $NZ000         $NZ000    $NZ000        $NZ000     $NZ000       $NZ000      $NZ000       $NZ000


YEAR ENDED  30 JUNE 1994
Reported under NZ GAAP         139,903        111,012    2,471         55,414        42                    4,840         24,062

1. Adjustments related to
changes in accounting for
Fixed Assets                   (23,174)       (22,923)    (251)                                                           1,720

2. Adjustments related to
changes in  accounting for
Dividends                        4,840                                                                    (4,840)

3. Adjustment related to
changes in accounting for
sale and leaseback
transactions                      (927)                                                          927                         41

5. Adjustment for differences
between assigned values and tax
basis on acquisitions              (40)                                   363       403                                     (20)

Restated under U.S GAAP        120,602         88,089    2,220         55,777       445          927           -         25,803


                                Shareholder   Fixed      Investments   Goodwill   Deferred    Provision for    Net Profit
AUDITED INFORMATION             Equity        Assets                              Tax         Dividend         After Tax
                                $NZ000        $NZ000     $NZ000        $NZ000     $NZ000      $NZ000           $NZ000
YEAR ENDED
30 JUNE 1993
Reported under NZ GAAP          64,109         60,627        2,272    11,020        719        2,117        18,513
1. Adjustments related to
changes in accounting for
Fixed Assets                    (9,769)        (9,518)        (251)                                          1,007

2. Adjustments related to
changes in accounting for
Dividends.                       2,117                                                        (2,117)

5. Adjustments for differences
between assigned values and tax
basis on acqisitions.              (20)                                  383        403                        (20)

Restated under U.S GAAP         56,437         51,109        2,021    11,403      1,122          -          19,500


ADDITIONAL DISCLOSURES REQUIRED UNDER U.S. GAAP FOR THE
YEARS ENDED 30 JUNE 1994 AND 1993

1.    NATURE OF BUSINESS

Whitcoulls Group Ltd operates nine main subsidiary companies.

Summarized below are the activities for each of the main subsidiaries:

Whitcoulls Ltd operates 71 stores throughout New Zealand, retailing books, paperbacks, magazines, commercial and household stationery, greeting cards, videos, and other complementary products.

London Bookshops Ltd operates 24 stores (nine of which are franchised) throughout New Zealand, retailing books, paperbacks, magazines, commercial and household stationery, greeting cards, videos, and other complementary products.

Angus & Robertson Bookworld Pty Ltd operates Australia's largest chain of bookshops, comprising 92 company owned and 85 franchised stores. Books are the core of the product range, with some stores also carrying magazines and a limited range of household stationery.

OTC Office Supplies Ltd is the largest commercial stationery retailer in New Zealand, operating four sales and distribution centres in Auckland, Hamilton, Wellington and Christchurch.

Whitcoulls Office Products Ltd is New Zealand's second largest commercial stationer, operating 20 retail and warehouse branches and includes a specialist retailer of computer consumables and related products.

Hollands Ltd is a retailer of stationery and office furniture to the Auckland market.

School Supplies Ltd operates 11 branches throughout New Zealand, supplying schools with a wide range of stationery, art supplies and text books.

Croxley Stationary Ltd is a manufacturer and wholesaler of stationery, including filing products, diaries, scholastic products, pads, envelopes, writing instruments and recycled laser cartridges.

GP Print Ltd (formerly the Government Printing Office). It holds long term contracts to produce all New Zealand's telephone directories and to print and distribute Parliamentary legislation. It is also one of New Zealand's largest commercial printers.

2.    PROFIT AND LOSS STATEMENT

Operating expenses in the Profit and Loss Account comprise:


                                         1994           1993
                                       NZ$000         NZ$000
Cost of Product sold                  342,401        198,715
Selling, General, Administrative
and Other Expenses                    104,864         55,572
                                     -----------------------
Total Operating Expenses             $447,265       $254,287
                                     -----------------------
                                     -----------------------

3.    IMPUTATION CREDIT BALANCE

Imputation credit disclosed in Note 3 relates to taxation credits available to be attached to dividend distributions to shareholders. These credits are lost on significant changes in shareholders.

4.    LOANS

The term position of loans disclosed in Note 11 comprise:

                         1994              1993
                       NZ$000            NZ$000
Repayable
1 & 2 years            20,298            10,253
2 & 3 years            74,709            10,000
3 & 4 years                              10,000
4 & 5 years                              10,072
                    ------------------------------
                      $95,007           $40,325
                    ------------------------------
                    ------------------------------

5.    FINANCE LEASE LIABILITIES

Finance loans commitments disclosed in Note 12 comprise:

                         1994              1993
                       NZ$000            NZ$000
Repayable:
Current                 1,669             1,000
1 & 2 years               816               891
2 & 3 years               393               549
                     -----------------------------
                        2,878             2,440
Loss
Future interest           364               340
expenses
                     -----------------------------
                       $2,574            $2,100
                     -----------------------------
                     -----------------------------

6.    EARNINGS PER SHARE

                             1994           1993
Earnings per share (cents)       22.7           18.4

7.    MATERIAL ACQUISITIONS

                               1994              1993
                             NZ$000            NZ$000
Net assets acquired        $140,290                -
note 16                   -----------------------------
Payments made per
Statement of Cash Flows     134,773                -
Included in Creditors         5,517                -
                          -----------------------------
                           $140,290                -
                          -----------------------------
                          -----------------------------

8.    LOANS

Included in loans (part of net liabilities of foreign subsidiaries) is Australian denominated debt of $35.6 million for the year ended 30 June 1994 and for 30 June 1993 Nil, which was a hedge by the company's Australian denominated assets.

9.   NON-CASH FINANCING ACTIVITIES

New Zealand GAAP requires that bonus shares (stock dividends) are recorded at par value. US GAP requires stock dividends involving issuance by the company of additional shares in ratios of less than 20% to 25% of the previously outstanding shares accounted for by the issuer to be transferred from retained earnings to share capital and share premium at a combined amount equal to the fair value of the additional shares issued.

On 11 December 1992 a one-for-ten bonus issue was made. The fair value was $22,138,000, which under US GAAP would have been transferred from Related Earnings to Capital Reserves. Under NZ GAAP the par value of shares $963,000 was transferred. This adjustment has no effect on total reported shareholders' equity.

10.   FOREIGN SUBSIDIARIES

Net liabilities of foreign subsidiaries which are denominated in Australian dollars amount to $1,248,000 as at 30 June 1994 and 30 June 1993 Nil.

11.   UNUSED LETTERS OF CREDIT

                                1994            1993
                              NZ$000          NZ$000
Total as at 30 June            1,524               -

12.   OPERATING LEASE EXPENSE

Operating lease expense comprise:

                                1994            1993
                              NZ$000          NZ$000
Base                          27,004          11,944
Contingent                       395             105
Less sub-lease                (1,838)           (624)
                          ------------------------------
                             $25,561         $11,425
                          ------------------------------

13.   BUSINESS COMBINATION:

     PURCHASE METHOD
     In year ending 30 June 1994, the Company made 8 acquisitions accounted for under the purchase method for an aggregate purchase price which was initially the sum of $140.3 million, but which was subsequently reduced to $137.7 million as a result of adjustments to the purchase price of Angus & Robertson Bookworld. Payment for the acquisitions was financed entirely by cash apart from $5.5 million which is under dispute and still remains to be paid. The total assets related to these 8 acquisitions were $182.0 million including goodwill of $46.6 million. The results of these acquisitions have been included in the Company's results from their respective dates of acquisitions.

     The following presents the unaudited pro forma results of operations of the Company for the fiscal years ended 30 June 1994 and 1993 as if the purchase acquisitions described above had been consummated as of the beginning of the financial year ended 30 June 1993. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, the cost of funding, adjustments in executive compensation and the inclusion of an income tax provision:

                                                        FOR THE FISCAL
                                                      YEAR ENDED JUNE 30
                                                     1994            1993
                                                     ($NZ000's except per
                                                        share amounts)
     Revenues..............................        607,453        572,075
     Net income............................         18,288         11,840
     Net income per share..................     15.11cents      9.79cents


The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of the financial year ending 30 June 1993 or the results which may occur in the future.